                                                                    Exhibit 4.02

================================================================================



                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

                           Dated as of August 30, 2000

                and as amended and restated on December 14, 2001

                                  By and Among

                          KINETICS HOLDINGS CORPORATION

                                       and

                        THE STOCKHOLDERS SIGNATORY HERETO

================================================================================



                                TABLE OF CONTENTS



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ARTICLE I

     CERTAIN DEFINITIONS.......................................................................2
     Section 1.1  Certain Definitions..........................................................2

ARTICLE II

     TRANSFER OF EQUITY SECURITIES ...........................................................11

     Section 2.1  Restrictions................................................................11
     Section 2.2  Permitted Transfers.........................................................12
     Section 2.3  Right of First Refusal......................................................16
     Section 2.4  Sales by DBCP Subject to Tag-Along Rights...................................17
     Section 2.5  Grant to Selling Group of Drag-Along Rights.................................19
     Section 2.6  Sale of the Business........................................................21
     Section 2.7  Grant of Preemptive Rights to Stockholders..................................23

ARTICLE III

     REGISTRATION RIGHTS......................................................................24

     Section 3.1  Required Registration.......................................................24
     Section 3.2  Incidental Registration.....................................................26
     Section 3.3  Registration Procedures.....................................................27
     Section 3.4  Preparation; Reasonable Investigation.......................................31
     Section 3.5  Rights of Requesting Holders................................................31
     Section 3.6  Registration Expenses.......................................................31
     Section 3.7  Indemnification; Contribution...............................................31
     Section 3.8  Holdback Agreements; Registration Rights to Others..........................33
     Section 3.9  Availability of Information.................................................34

ARTICLE IV

     BOARD OF DIRECTORS OF THE COMPANY........................................................34

     Section 4.1  Board of Directors..........................................................34
     Section 4.2  Major Management Decisions; Behrman Consent.................................36



                                      (i)



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ARTICLE V

     OTHER COVENANTS OF COMPANY...............................................................36

     Section 5.1  Financial Statements and Other Information..................................36
     Section 5.2  Board Observation Rights....................................................37
     Section 5.3  Director and Officer Insurance..............................................38

ARTICLE VI

     MISCELLANEOUS............................................................................38

     Section 6.1  Entire Agreement............................................................38
     Section 6.2  Captions....................................................................38
     Section 6.3  Counterparts................................................................38
     Section 6.4  Notices.....................................................................38
     Section 6.5  Successors and Assigns......................................................41
     Section 6.6  GOVERNING LAW...............................................................41
     Section 6.7  Submission to Jurisdiction..................................................41
     Section 6.8  Benefits Only to Parties....................................................42
     Section 6.9  Termination; Survival of Benefits...........................................42
     Section 6.10  Publicity..................................................................42
     Section 6.11  Confidentiality............................................................43
     Section 6.12  Expenses...................................................................43
     Section 6.13  Amendments; Waivers........................................................43
     Section 6.14  Reserved...................................................................44
     Section 6.15  Other Business.............................................................44


SCHEDULE I    Senior Warrantholders
SCHEDULE II   Other Financial Investors

SCHEDULE III  2001 Investors
SCHEDULE IV   Management Shareholders
SCHEDULE V    Equity Securities Held by Stockholders



                                      (ii)

                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


           AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of August 30, 2000 and as amended and restated on December 14, 2001, by and among Kinetics Holdings Corporation, a Delaware corporation (the "Company"), DB Capital Investors, L.P., a Delaware limited partnership ("DBCP"), Behrman Capital III, L.P., a Delaware limited partnership ("Behrman"), United States Filter Corporation, a Delaware corporation ("USF"), the Senior Warrantholders, as listed on Schedule I attached hereto, the Other Financial Investors, as listed on Schedule II attached hereto, the 2001 Investors, as listed on Schedule III attached hereto, (DBCP, Behrman, USF, the Senior Warrantholders, the Other Financial Investors and the 2001 Investors, collectively, the "Financial Investors"), the Management Stockholders, as listed on Schedule IV attached hereto, Intervivos Trust Dated 10/76 Jerry and Nancie L. Crowley UA 1976 ("Crowley") and Milan Mandaric, an individual residing in Miami, Florida ("Mandaric" and, together with the Financial Investors, the Management Stockholders and Crowley, the "Stockholders"). References herein to the "date hereof" or similar references to the date of this Agreement are to December 14, 2001.

                              W I T N E S S E T H :
                               - - - - - - - - - -


           WHEREAS, Kinetics Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Kinetics"), and USF entered into a Stock Purchase Agreement, dated as of July 18, 2000 (the "Purchase Agreement"), pursuant to which Kinetics agreed to acquire (the "Acquisition") from (i) USF all of the issued and outstanding capital stock of each of The Kinetics Group, Inc., a Delaware corporation ("KGI"), FTS Systems, Inc., a New York corporation, WHE Bio-Systems, an Ontario corporation and Newpulse Kinetics Pte Ltd., an Australian corporation, and (ii) North West Water Holding GmbH, a German limited liability company and an indirect wholly-owned subsidiary of USF, (x) certain real and personal property which is used by Reinhold Faeth GmbH, a German limited liability company ("RFG") and (y) all of the issued and outstanding capital stock of each of RFG and Clean Room Technologies, Inc., a New York corporation;

           WHEREAS, the 2001 Investors are purchasing Equity Securities of the Company (the "2001 Investment") pursuant to the terms of a Stock Purchase Agreement dated as of December 14, 2001 (the "Stock Purchase Agreement");

           WHEREAS, the non-voting Class B Common Stock of the Company is being reclassified as voting Class A Common Stock, and the Class A Common Stock is being renamed Common Stock;

           WHEREAS, upon the consummation of the 2001 Investment, the Stockholders shall own Equity Securities and Notes in the amounts set forth in
Schedule V attached hereto;

           WHEREAS, the Company has adopted the Kinetics Holdings Corporation 2000 Stock Option Plan (as amended from time to time, the "Management Equity Incentive Plan") for certain members of management and key employees of the Company as part of the compensation and incentive arrangements for such members of management and key employees;

           WHEREAS, the Company and the Stockholders, other than the 2001 Investors, have previously entered into a Shareholders Agreement dated August 30, 2000, as amended by the First Amendment to the Shareholders Agreement dated as of February 23, 2001 and the Second Amendment to the Shareholders Agreement dated as of May 30, 2001; and

           WHEREAS, the Company and the Stockholders each desire to enter into this Agreement to, inter alia, regulate and limit certain rights relating to the Equity Securities and Notes and to limit the sale, assignment, transfer, encumbrance or other disposition of such Equity Securities and Notes and to provide for the consistent and uniform management of the Company as set forth herein.

           NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

           Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

           "2001 Investment" shall have the meaning set forth in the second recital of this Agreement.

           "2001 Investors" shall mean the parties listed on Schedule III attached hereto.

           "2001 Investors Filing Date" shall have the meaning set forth in
Section 3.1(a) of this Agreement.

           "Acquisition" shall have the meaning set forth in the first recital of this Agreement.

           "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

           "Agreement" shall have the meaning set forth in the preamble to this Agreement.

           "Applicable Law" shall mean, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

           "Behrman" shall have the meaning set forth in the preamble to this Agreement.

           "Behrman Group" shall have the meaning set forth in Section 2.3(b) of this Agreement.

           "Behrman Investor Group" shall mean, collectively, Behrman, Crowley and Mandaric.

           "Board" shall mean the Board of Directors of the Company.

           "Business Day" shall mean any day except a Saturday, a Sunday and any day which in New York, New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

           "Class A Common Stock" shall mean the voting Class A Common Stock of the Company, $0.01 par value per share.

           "Class B Common Stock" shall mean the non-voting Class B Common Stock of the Company, $0.01 par value per share.

           "Closing Date" shall have the meaning set forth in the Purchase Agreement.

           "Common Stock" shall mean Common Stock of the Company, $0.01 par value per share.

           "Common Stock Equivalents" shall mean, at any time, (i) with respect to each share of Common Stock issued and outstanding (other than Common Stock issued upon the exercise of Incentive Securities), one (1), (ii) with respect to each share of Series A Preferred Stock issued and outstanding, an amount equal to the number of shares of Common Stock into or for which such share of Series A Preferred Stock may be converted at such time, and (iii) with respect to any other Equity Security which is then exercisable, exchangeable or convertible at an exercise price equal to or less than the fair market value of their Common Stock at such time, an amount equal to the number of shares of Common Stock, if any, into or for which such Equity Security may be exercised, exchanged or converted at such time.

           "Company" shall have the meaning set forth in the preamble to this Agreement.

           "Credit Documents" shall mean the following and all documents entered into in connection therewith: (i) the Credit Agreement, dated as of August 30, 2000, among Kinetics, KGI, the subsidiary guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank One, N.A., as Administrative Agent and as Collateral Agent for the secured parties, Bankers Trust Company, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities, Inc., as Lead Arranger and Book Manager, and Banc One Capital Markets, Inc., as Co-Arranger, as amended (the "Senior Credit Agreement"), (ii) the Securities Purchase Agreement, dated as of August 30, 2000, by and among KGI, Kinetics, the Company, the subsidiary guarantors party thereto from time to time, J. H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership, J. H. Whitney Market Value Fund, L.P., a Delaware limited partnership, The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, Albion Alliance Mezzanine Fund, L.P., a Delaware limited partnership, Albion Alliance Mezzanine Fund II, L.P., a Delaware limited partnership, and Deutsche Bank Securities Inc., a Delaware corporation as amended (the "Senior Subordinated Credit Agreement"), (iii) any amendment, restatement, extension, replacement, supplement, restructuring or other modification or refinancing from time to time of the Senior Credit Agreement or, as the case may be, the Senior Subordinated Credit Agreement (in whole or in part without limitation as to terms, extensions of maturities, increasing the amount of borrowings or other conditions or covenants), and (iv) all documents entered into in connection with any of the documents referred to in clauses (i) through (iii).

           "Crowley" shall have the meaning set forth in the preamble to this Agreement.

           "DBCP" shall have the meaning set forth in the preamble to this Agreement.

           "DBCP Group" shall have the meaning set forth in Section 2.3(b) of this Agreement.

           "DBSI" shall mean Deutsche Bank Securities Inc., a Delaware corporation.

           "Debt" shall have the meaning given to the term "Indebtedness" in the Senior Credit Agreement.

           "Demand Notice" shall have the meaning set forth in Section 3.1(b) of this Agreement.

           "Equity Securities" shall mean all shares of capital stock of the Company, all securities at any time convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock; provided that the Incentive Securities shall be deemed not to be "Equity Securities".

           "Excess New Securities" shall have the meaning set forth in Section 2.7(a) of this Agreement.

           "Excess Transferable Securities" shall have the meaning set forth in
Section 2.4(b) of this Agreement.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "Financial Investors" shall have the meaning set forth in the preamble to this Agreement.

           "First Note" shall have the meaning set forth in the Purchase Agreement.

           "First Note Warrants" shall have the meaning set forth in the Junior Warrant Agreement.

           "Fully-Diluted Basis" shall mean and include, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, (i) all shares of Common Stock outstanding at the time of determination,
(ii) all shares of Common Stock issuable upon conversion of the Series A Preferred Stock which are outstanding at the time of determination, and (iii) without duplication, all shares of Common Stock issuable upon the exercise, exchange or conversion of Equity Securities which are outstanding at the time of determination and then so exercisable, exchangeable or convertible at an exercise or conversion price equal to or less than the fair market value of the Common Stock at such time; provided however that the determination of Fully-Diluted Basis shall not include or take into account any Incentive Securities issued solely to the Company's (or any of its Subsidiaries') employees, officers or directors pursuant to stock option or ownership plans or programs or any stock issuance arrangements adopted by the Company representing up to an aggregate of fifteen percent (15%) of the Company's total common equity determined as of the date hereof consistent with the other provisions of this definition, but assuming that all outstanding Equity Securities are immediately exercisable for or convertible into Common Stock at a price less than or equal to the fair market value of the Common Stock.

           "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any foreign country.

           "Gryphon" means, collectively, Gryphon Partners II, L.P., a Delaware limited partnership, and Gryphon Partners II-A, L.P., a Delaware limited partnership, and any references to Stockholder, Financial Investor, 2001 Investor, and any similar reference herein to holders of Equity Securities or Common Stock Equivalents shall, with respect to Gryphon, include both Gryphon Partners II, L.P. and Gryphon Partners II-A, L.P. together, and the Equity Securities or Common Stock Equivalents held by such entities shall be counted together and aggregated for all purposes under this Agreement.

           "Holders' Counsel" shall have the meaning set forth in the definition of "Registration Expenses".

           "Incentive Securities" shall mean (i) all Stock Options and (ii) all shares of Common Stock issued upon the exercise of Stock Options.

           "Incidental Registration" shall have the meaning set forth in Section 3.2(a) of this Agreement.

           "Junior Warrant Agreement" shall mean the Warrant Agreement, dated as of August 30, 2000, by and between the Company and USF.

           "Junior Warrant Securities" shall mean, collectively, any Junior Warrants, any Common Stock issued upon the exercise of any such Junior Warrants.

           "Junior Warrants" shall mean the First Note Warrants and the Second Note Warrants.

           "KGI" shall have the meaning set forth in the first recital of this Agreement.

           "Kinetics" shall have the meaning set forth in the first recital of this Agreement.

           "Magnolia" shall mean Magnolia Tree, LLC, a Delaware limited liability company.

           "Magnolia Pledge Agreement" shall mean that certain pledge agreement, dated as of June 4, 2001, made by Magnolia in favor of the Company.

           "Management Equity Incentive Plan" shall have the meaning set forth in the fourth recital of this Agreement.

           "Management Stockholders" shall mean the parties listed on Schedule IV attached hereto.

           "Mandaric" shall have the meaning set forth in the preamble to this Agreement.

           "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

           "New Securities" shall mean any Equity Securities or other securities of the Company, whether authorized now or in the future, and any rights, options or warrants to purchase any Equity Securities ("Options"), and securities of any type whatsoever (including, without limitation, (x) debt obligations which are convertible into Equity Securities, such other securities or Options and (y) contractual rights to receive payments, such as "phantom" stock or stock appreciation rights, where the amount thereof is determined by reference to fair market or equity value of the Company or any Equity Securities), including any which may become convertible into or exchangeable for any Equity Securities, such other securities or Options; provided that "New Securities" shall not include (i) shares of Common Stock issued upon the exercise of any of the Warrants, (ii) shares of Common Stock issued by the Company on the Closing Date (and shares of Common Stock issued upon the direct or indirect conversion or exercise of any securities issued by the Company on or prior to the Closing
Date), (iii) shares of Common Stock (including shares issuable upon the exercise or exchange of warrants or options to acquire shares of Common Stock) issued solely to the Company's (or any of its Subsidiaries') employees, consultants or directors pursuant to a stock option or ownership plan or program or any stock issuance arrangement adopted by the Board, representing not more than an aggregate of fifteen percent (15%) of the Company's total common equity determined on a Fully-Diluted Basis (giving effect to the proviso contained in such definition) as of the date hereof, (iv) shares of Class A Common Stock issued upon the conversion of shares of Class B Common Stock, (v) Equity Securities issued as consideration in any merger or recapitalization of the Company or Kinetics, (vi) Equity Securities issued as consideration for the acquisition of another Person or all or substantially all of the assets of another Person, (vii) any issuance of Equity Securities to any Person which is determined by the Board to be strategically beneficial to the Company or any of its Subsidiaries, (viii) shares of Common Stock to be issued by the Company in connection with any public offering of Common Stock, (ix) Equity Securities issued as part of any debt financing transaction, so long as such Equity Securities do not represent more than 17.5% of the total value of such debt financing transaction and (x) shares of Series A Preferred Stock (and shares of Common Stock issued upon the direct or indirect conversion or exercise of the Series A Preferred Stock) issued pursuant to the Stock Purchase Agreement; provided that the securities issued pursuant to clauses (vii) and
(ix) are not issued to DBCP or any of its Affiliates.

           "New Securities Price" shall have the meaning set forth in Section 2.7(a) of this Agreement.

           "Non-Qualified Person" shall mean any Person who is (i) directly or indirectly engaged in any business which the Board determines, in good faith, to be competing with any business of the Company or any of its Subsidiaries (provided that the passive investment by a financial investor of (x) one percent (1%) or less of any class of securities of any Person whose securities are registered under the Exchange Act or (y) three percent (3%) or less of any class of securities of any other Person shall not be deemed to be a competing interest for purposes of this clause (i)), (ii) an adverse party in any significant (as determined in good faith by the Board) legal or arbitration proceeding with the Company or any of its Subsidiaries, and (iii) other than for purposes of Section 2.2(a)(iii)(x), an Affiliate of any Person described in clauses (i) or (ii). For purposes of this definition, a financial investor shall have made a "passive investment" in another Person if such financial investor does not (x) actively manage the business or affairs of such Person, (y) have the right to nominate or appoint one or more directors to the board of directors of such Person, or (z) have a board observation right with respect to meetings of the board of directors of such Person.

           "Note Shares" shall have the meaning set forth in the Second Note.

           "Note Warrants Exercise Date" shall have the meaning set forth in the Junior Warrant Agreement.

           "Notes" shall mean, collectively, the First Note and the Second Note.

           "Offered Securities" shall have the meaning set forth in Section 2.3(a) of this Agreement.

           "Options" shall have the meaning set forth in the definition of New Securities.

           "Other Financial Investors" shall mean the parties listed on Schedule II attached hereto.

           "Other Stockholders" shall have the meaning set forth in Section 2.4(a) of this Agreement.

           "Participant" shall have the meaning set forth in Section 2.4(b) of this Agreement.

           "Permitted Transfer" shall have the meaning set forth in Section 2.2(a) of this Agreement.

           "Permitted Transferee" shall have the meaning set forth in Section 2.2(a) of this Agreement.

           "Person" or "Persons" shall mean any individual, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, firm, corporation, association, trust, or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

           "Preemptive Exercise Notice" shall have the meaning set forth in
Section 2.7(a) of this Agreement.

           "Preemptive Notice" shall have the meaning set forth in Section 2.7(a) of this Agreement.

           "Preferred Stock" shall mean Series A Preferred Stock of the Company, par value $0.01 per share, and any other series of Preferred Stock authorized or designated by the Board.

           "Public Offering" shall mean a widely distributed sale of Common Stock in an underwritten public offering pursuant to an effective registration statement filed with the SEC.

           "Purchase Agreement" shall have the meaning set forth in the first recital of this Agreement.

           "Qualified Public Offering" shall mean a Public Offering which yields at least $100,000,000 of gross proceeds to the Company.

           "Registrable Securities" shall mean, at any time:

                      (i) any shares of Common Stock and any shares of Common Stock issued or issuable upon exercise, exchange or conversion of any Equity Securities; and

                      (ii) any securities issued or issuable in respect of shares of Common Stock (including, without limitation, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise).

           As to any particular Registrable Securities once issued, such Registrable Securities shall cease to be Registrable Securities:

                      (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

                      (ii) when such securities shall have been distributed by the holder thereof to the public pursuant to Rule 144 under the Securities Act (or any successor provision); or

                      (iii) when such securities shall have ceased to be outstanding.

           "Registration" shall mean each Required Registration and each Incidental Registration.

           "Registration Expenses" shall mean, with respect to the Company, all expenses incident to the Company's performance of or compliance with Article III including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one (1) counsel (the "Holders' Counsel") for the holders of Registrable Securities to be included in the relevant Registration, selected by the holders of a majority of the Registrable Securities to be included in such Registration (except that, where a Registration is a Required Registration, such selection may only be made by Stockholders holding a majority of the Registrable Securities set forth in the relevant Demand Request); but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration (other than the Holders' Counsel and applicable local counsel) incurred in connection with the sale of Registrable Securities.

           "Required Registration" shall have the meaning set forth in Section 3.1(a) of this Agreement.

           "Requisite Holders" shall mean, at any time, and with respect to any registration and related public offering, the holders of at least a majority of the Registrable Securities proposed to be included in such Public Offering before giving effect to any cut-back provisions contained herein.

           "Response Deadline" shall have the meaning set forth in Section 2.4(b) of this Agreement.

           "RFG" shall have the meaning set forth in the first recital of this Agreement.

           "Rubin" shall mean Daniel Rubin, an individual residing in Palo Alto, California.

           "Sale Notice" shall have the meaning set forth in Section 2.3(a) of this Agreement.

           "Sale of the Business" shall mean any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise), which results in the sale or transfer of more than a majority of the assets of the Company and its Subsidiaries (determined based on value) or of beneficial ownership or control of a majority of the capital stock of the Company or Kinetics to a Person other than DBCP or any of its Affiliates.

           "SEC" shall mean, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

           "Second Note" shall have the meaning set forth in the Purchase Agreement and shall also include any shares of Common Stock issued upon the conversion of the Second Note in accordance with its terms.

           "Second Note Warrants" shall have the meaning set forth in the Junior Warrant Agreement.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "Selling Group" shall have the meaning set forth in Section 2.5(a) of this Agreement.

           "Senior Credit Agreement" shall have the meaning set forth in the definition of "Credit Documents".

           "Senior Subordinated Credit Agreement" shall have the meaning set forth in the definition of "Credit Documents".

           "Senior Subordinated Indebtedness" shall mean the indebtedness of Kinetics incurred pursuant to the Senior Subordinated Credit Agreement.

           "Senior Warrant Arranger" shall mean Whitney.

           "Senior Warrantholder Filing Date" shall have the meaning set forth in Section 3.1(a) of this Agreement.

           "Senior Warrantholder Observer" shall have the meaning set forth in
Section 5.2(a) of this Agreement.

           "Senior Warrantholders" shall mean the parties listed on Schedule I attached hereto.

           "Senior Warrant Pledge" shall have the meaning set forth in Section 2.2(a)(xiv).

           "Senior Warrants" shall mean, collectively, the warrants issued to the Senior Warrantholders pursuant to the Senior Subordinated Credit Agreement.

           "Series A Preferred Stock" shall mean the voting Series A Preferred Stock of the Company, $0.01 par value per share.

           "Shimmon" shall mean David Shimmon, an individual residing in Woodside, California.

           "Shimmon Pledge Agreement" shall mean that certain pledge agreement, dated as of June 4, 2001, made by Shimmon in favor of the Company.

           "State of Michigan" shall mean the State Treasury department of the State of Michigan, custodian of the Michigan Public Schools Employees' Retirement System, State Employees' Retirement System and Michigan State Police Retirement System.

           "State of Michigan Observer" shall have the meaning set forth in
Section 5.2(b) of this Agreement.

           "Stock Options" shall mean all options to purchase Common Stock granted to non-management members of the board of directors, members of management and key employees of the Company pursuant to the Management Equity Incentive Plan or any successor or similar plan.

           "Stockholder" shall have the meaning set forth in the preamble to this Agreement and any other Person that becomes a Stockholder pursuant to
Section 2.2(b) of this Agreement.

           "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at such time.

           "TIAA" shall have the meaning set forth in Section 5.2(c) of this Agreement.

           "TIAA Observer" shall have the meaning set forth in Section 5.2(c) of this Agreement.

           "Transfer" shall have the meaning set forth in Section 2.1(a) of this Agreement.

           "Transfer Notice" shall have the meaning set forth in Section 2.4(a) of this Agreement.

           "USF" shall have the meaning set forth in the preamble to this Agreement.

           "USF Holding Period" shall mean the period beginning on August 30, 2000 and ending on the date which is the Note Warrants Exercise Date.

           "USF Noncompetition Agreement" shall mean the Non-Competition Agreement, dated as of August 30, 2000, by and between Kinetics and Vivendi Environment S.A., a societe anonyme organized under the laws of France.

           "Voting Stock" shall mean, collectively, the Common Stock and the Series A Preferred Stock.

           "Warrants" shall mean, collectively, the Junior Warrants and the Senior Warrants.

           "Whitney" shall mean, collectively, J. H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership, and any successor thereof and J. H. Whitney Market Value Fund, L.P., a Delaware limited partnership, and any successor thereof.

                                   ARTICLE II

                          TRANSFER OF EQUITY SECURITIES

           Section 2.1 Restrictions. (a) No Stockholder shall, directly or indirectly, sell, assign, pledge or in any manner transfer any Equity Securities or all or any portion of the First Note, or any right or interest therein to any Person (each such action, a "Transfer") (y) during the period beginning on the date hereof and ending on August 30, 2002, except pursuant to a Permitted Transfer set forth in any of Sections 2.2(a)(i), 2.2(a)(ii), 2.2(a)(iii), 2.2(a)(iv)(x), 2.2(a)(vi)(y), 2.2(a)(vii), 2.2(a)(ix), 2.2(a)(x), 2.2(a)(xi),
2.2(a)(xiii), 2.2(a)(xiv), 2.2(a)(xv) or 2.2(a)(xvi) hereof and (z) at any time after August 30, 2002, except pursuant to a Permitted Transfer.

           (b) From and after the date hereof, all certificates or other instruments representing Equity Securities issued after the date hereof held by any of the Stockholders shall bear a legend which shall substantially state as follows:

        "The securities represented by this certificate are subject to the Amended and Restated Shareholders Agreement of the issuer amended and restated as of December 14, 2001, as the same may be amended from time to time, pursuant to the terms of which the transfer of such securities is restricted. Such agreement also provides for various other limitations and obligations, and all of the terms thereof are incorporated by reference herein. A copy of such agreement will be furnished without charge by the issuer to the holder hereof upon written request."

           (c) In addition to the legend required by Section 2.1(b) above, all certificates representing Equity Securities held by any of the Stockholders shall bear a legend which shall substantially state as follows:

        "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered for sale, sold, pledged, transferred or otherwise disposed of until the holder hereof provides evidence reasonably satisfactory to the issuer (which, in the discretion of the issuer, may include an opinion of counsel reasonably satisfactory to the issuer) that such offer, sale, pledge, transfer or other disposition will not violate applicable federal or state securities laws."

           (d) The Company agrees that it will not cause or permit any Transfer of any Equity Securities to be made on its books unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

           (e) Each Stockholder agrees that it will not effect any Transfer of Equity Securities unless such Transfer is made (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act or pursuant to Rule 144 or Rule 144A promulgated under the Securities Act and (ii) in accordance with any applicable securities laws of any state of the United States.

           Section 2.2 Permitted Transfers. (a) Subject to the limitations set forth in Section 2.1(a) of this Agreement, a Stockholder may at any time effect any of the following Transfers (each a "Permitted Transfer," and each transferee of such Stockholder in respect of such Transfer, a "Permitted Transferee"):

                      (i) any Transfer of any or all Equity Securities held by a Stockholder who is an individual following such Stockholder's death by will or intestacy to such Stockholder's legal representative, heir or legatee;

                      (ii) any Transfer of any or all Equity Securities held by a Stockholder who is an individual as a gift or gifts during such Stockholder's lifetime to such Stockholder's spouse, children, grandchildren or a trust or other legal entity for the benefit of such Stockholder or any of the foregoing;

                      (iii) any Transfer of any or all Equity Securities or all or any portion of the First Note by a Financial Investor to any Affiliate of such Person; provided that the transferee of any such Financial Investor is a Person who (x) is not a Non-Qualified Person, and (y) is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act); and, provided further that any such Affiliate shall Transfer such Equity Securities or First Note to the Stockholder from whom the Equity Securities or First Note were originally received or acquired within five (5) days after ceasing to be an Affiliate of such Stockholder;

                      (iv) any Transfer by DBCP (y) so long as Section 2.4 is complied with, or (z) upon any liquidation or any other distribution to the partners or any other holder of a beneficial interest of DBCP; provided that in the case of clause (y) and clause (z), such Person is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);

                      (v) any Transfer by Behrman upon any liquidation or any other distribution to the partners or any other holder of a beneficial interest of Behrman; provided that, in each case, such Person is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);

                      (vi) any Transfer of any or all Equity Securities held by a Stockholder to any Person which is made pursuant to (x) Section 2.4, (y) Section 2.5 or (z) Section 2.6;

                      (vii) any Transfer by USF during the USF Holding Period of the First Note Warrants or, as the case may be, the Second Note Warrants, in each case in connection with any sale of the First Note or, as the case may be, the Second Note, to any Person who (x) is not a Non-Qualified Person, and (y) is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);

                      (viii) any Transfer of Junior Warrant Securities or the Note Shares by USF which is made pursuant to the exercise by USF of its "put" rights as set forth in the Junior Warrant Agreement or, as the case may be, the Second Note;

                      (ix) any Transfer of Senior Warrants by Highbridge International LLC to Goldentree High Yield Opportunities I, L.P. prior to thirty (30) days after the date of this Agreement;

                      (x) any Transfer by (w) USF of the First Note Warrants, the Second Note Warrants, the First Note or the Second Note held by USF after the termination of the USF Holding Period to any Person who
           (A) is not a Non-Qualified Person and (B) is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), (x) the Senior Warrantholders of Senior Warrants representing the right to purchase not less than one hundred seventy-five thousand (175,000) shares of Common Stock and/or shares of Common Stock issued upon the exercise of such Warrants (in each case as such amount shall be adjusted for stock splits, stock dividends and reverse stock splits) in any single transaction to any Person who (A) is not a Non-Qualified Person and
           (B) is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
           Act), or (y) the Senior Warrantholders of Senior Warrants in connection with a transfer of notes evidencing Senior Subordinated Indebtedness to any Person who (A) is not a Non-Qualified Person and
           (B) is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
           Act); provided that the Senior Warrants so transferred shall represent the right to purchase not less than such number of shares of Common Stock as is equal to (A) the total number of shares of

           Common Stock purchasable under the relevant Senior Warrant on the date hereof times (B) a fraction, the numerator of which is equal to the principal amount of the notes proposed to be transferred and the denominator of which is equal to the original principal amount of such notes, times (C) seventy five percent (75%), but in no event less than one hundred seventy-five thousand (175,000) shares of Common Stock (as such amount shall be adjusted for stock splits, stock dividends and reverse stock splits);

                      (xi) any Transfer of any or all Equity Securities held by a Stockholder which is made pursuant to Article III or pursuant to an effective registration statement filed pursuant to the Securities Act or, at any time after the initial Public Offering of the Company, pursuant to Rule 144 under the Securities Act in an unsolicited brokerage transaction to the public;

                      (xii) any Transfer not described in any of clauses (i) through (xi) above or (xiii) through (xvii) below if permitted by a majority of the members of the Board who are not officers, directors or employees of, or partners in, the Person that proposes such Transfer;

                      (xiii) any Transfer of any or all of the Equity Securities held by the State of Michigan to any successor or additional trustee or custodian of the assets of the State of Michigan as may be duly appointed and qualified under the laws of such State; provided that if such Transfer occurs within the first two (2) years after August 30, 2000, such Transfer is at a price per share less than or equal to the price per share the State of Michigan paid for such Equity Securities on the Closing Date;

                      (xiv) any Transfer of Senior Warrants constituting a pledge, hypothecation, encumbrance or security interest of or in any or all such Senior Warrants held by a Senior Warrantholder to its lender (a "Senior Warrants Pledge"); provided that foreclosure by such lender pursuant to such pledge, hypothecation, encumbrance or security interest shall not, in and of itself, be a Permitted Transfer pursuant to this clause (xiv); and provided further that any right of any grantee or recipient of such pledge, hypothecation, encumbrance or security interest shall be expressly subject to the provisions of this Agreement;

                      (xv) a Transfer of Equity Securities by Magnolia pursuant to the Magnolia Pledge Agreement;

                      (xvi) a Transfer of Equity Securities by Shimmon pursuant to the Shimmon Pledge Agreement; and

                      (xvii) any Transfer by Gryphon upon any liquidation or any other distribution to the partners or any other holder of a beneficial interest of Gryphon; provided that, in each case, such Person is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

           (b) In any Transfer referred to above in Section 2.2(a) (other than clauses (iv)(y) (to the extent such Transfer is made as part of a transaction which is a Sale of the

Business), (vi)(y), (vi)(z) and (xi) thereof), the Permitted Transferee shall agree in writing to be bound by all the provisions of this Agreement and shall execute and deliver to the Company a counterpart to this Agreement. Each Permitted Transferee (other than a Permitted Transferee who received the relevant Equity Securities in a Transfer pursuant to Section 2.2(a)(iv)(y) (to the extent such Transfer is made as part of a transaction which is a Sale of the Business), Section 2.2(a)(vi)(y), Section 2.2(a)(vi)(z) or Section 2.2(a)(xi)) shall hold such shares of Equity Securities subject to the provisions of this Agreement as a "Stockholder" hereunder as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

           (c) In any Transfer, in its capacity as such, by a Management Stockholder, a Senior Warrantholder or USF to a Permitted Transferee who is subject to Section 2.2(b), such Permitted Transferee shall thereafter be a "Management Stockholder," "Senior Warrantholder" or, as the case may be, "USF" for purposes of this Agreement; provided that this provision shall not apply to the right of USF (i) not to participate in any non-competition arrangements or agreements pursuant to Section 2.4(b), Section 2.5(b) or Section 2.6(b) and (ii) not to be subject to the provisions of Section 6.11 with respect to non-public information received by it prior to August 30, 2000, in each case to the extent such Permitted Transferee is not an Affiliate of USF. In any Transfer by DBCP or, as the case may be, Behrman to a Permitted Transferee which is made (i) pursuant to Section 2.2(a)(iii), Section 2.2(a)(iv)(y), Section 2.2(a)(iv)(z) or, as the case may be, Section 2.2(a)(v), or (ii) as part of a transaction which is a Sale of the Business, such Permitted Transferee shall thereafter be referred to collectively with DBCP (so long as DBCP holds any Equity Securities after such Transfer) as "DBCP" or, as the case may be, referred to collectively with Behrman (so long as Behrman holds any Equity Securities after such Transfer) as "Behrman". Any employee or director of the Company or any of its Subsidiaries who holds Incentive Securities or any other recipient of Incentive Securities issued pursuant to the Management Equity Incentive Plan or any successor or similar plan, shall, if requested, agree in writing to be bound by all the provisions of this Agreement and shall execute and deliver to the Company a counterpart of this Agreement and shall be deemed to be a "Management Stockholder" for the purposes of this Agreement.

           Section 2.3 Right of First Refusal. (a) At any time prior to (i) a Transfer by USF pursuant to Section 2.2(a)(vii) or Section 2.2(a)(x) to any Person of Equity Securities or all or any portion of the First Note held by it from time to time, (ii) a Transfer to the pledgee or any other Person under a Senior Warrant Pledge pursuant to a foreclosure of such Senior Warrant Pledge, or (iii) a Transfer by any Senior Warrantholder pursuant to Section 2.2(a)(x)(x) to any Person of Senior Warrants and/or shares of Common Stock issued upon the exercise of such Warrants, USF, such pledgee, or, as the case may be, such Senior Warrantholder shall give written notice (the "Sale Notice") to the Company, DBCP and the Behrman Investor Group. The Sale Notice shall (x) disclose in reasonable detail the identity of the prospective Transferee(s), the number and type of Equity Securities and/or the amount of the First Note to be Transferred (collectively, the "Offered Securities"), and the terms and conditions of the proposed Transfer, (y) have attached to it a copy of the bona fide written offer pursuant to which the proposed Transfer is to be consummated and (z) confirm that the offer to purchase such Offered Securities is irrevocable for a period of at least thirty (30) days. Subject to Sections 2.3(b) and (c), USF, such pledgee or, as the case may be, such Senior Warrantholder shall not consummate any

Transfer until thirty (30) days after the Sale Notice has been given to the Company, DBCP and the Behrman Investor Group.

           (b) The Company may elect to purchase all, or any portion, of the Offered Securities to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to USF, such pledgee or, as the case may be, such Senior Warrantholder and to DBCP and the Behrman Investor Group within ten (10) days after the Sale Notice has been delivered to the Company. If the Company has not elected to purchase all of the Offered Securities to be Transferred, DBCP or its designees (the "DBCP Group") and the Behrman Investor Group or its designees (the "Behrman Group") may elect to purchase their respective pro rata shares (based on Common Stock Equivalents owned) of all or any portion of the Offered Securities not purchased by the Company upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to USF, such pledgee or, as the case may be, such Senior Warrantholder within twenty (20) days after the Sale Notice has been delivered to DBCP and the Behrman Investor Group.

           (c) If the Company, the DBCP Group and the Behrman Group have not collectively given notice pursuant to Section 2.3(b) to purchase all of the Offered Securities specified in the Sale Notice, USF, such pledgee or, as the case may be, such Senior Warrantholder shall be entitled to Transfer, during the sixty (60) day period beginning on the earlier of (i) the date that is twenty-one (21) days after the date USF, such pledgee or, as the case may be, such Senior Warrantholder delivered the Sale Notice and (ii) the date on which USF, such pledgee or, as the case may be, such Senior Warrantholder has been advised by the Company, the DBCP Group and/or the Behrman Group that they have collectively elected to purchase less than all of the Offered Securities, all of the Offered Securities, to any Person who (x) is not a Non-Qualified Person, and
(y) is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) at a price and on terms no more favorable to the Transferee(s) thereof than those specified in the Sale Notice and the bona fide written offer attached thereto. If the Offered Securities are not so Transferred during such sixty (60) day period, they shall again be subject to the provisions of this Section 2.3 upon a subsequent proposed Transfer by USF, such pledgee or, as the case may be, such Senior Warrantholder.

           (d) If the Company, the DBCP Group and/or the Behrman Group have agreed to purchase all of the Offered Securities pursuant to Section 2.3(b), the closing of such purchase shall occur within ten (10) Business Days from the date the Company, the DBCP Group and/or the Behrman Group have notified USF, such pledgee or, as the case may be, such Senior Warrantholder of their intention to purchase all of the Offered Securities.

           Section 2.4 Sales by DBCP Subject to Tag-Along Rights. (a) In the event that DBCP proposes to effect a Transfer (other than a Permitted Transfer described in Section 2.2(a)(iii), Section 2.2(a)(iv)(z), or Section 2.2(a)(xi)), DBCP shall promptly give written notice (the "Transfer Notice") to the Company, the Behrman Investor Group, the Senior Warrantholders and each other Stockholder owning at least one and one half percent (1.5%) (and any other Stockholder owning 1.5% of the Common Stock Equivalents as of the date hereof, who shall own less than 1.5% of the Common Stock Equivalents on any such date as a direct result of the sale of Common Stock Equivalents by the Company in an equity financing after the date hereof in excess of $15,000,000) of the then outstanding Common Stock Equivalents (each such Stockholder, together with the Behrman Investor Group and the Senior Warrantholders, the "Other Stockholders") at least twenty (20) days prior to the closing of such Transfer. The Transfer Notice shall (i) describe in reasonable detail the proposed Transfer including, without limitation, the class and number of shares of Equity Securities to be sold, the identity of the prospective transferee, the number of Common Stock Equivalents represented thereby, the purchase price of each such share of Equity Securities to be sold and the date such proposed sale is expected to be consummated and (ii) have attached thereto an executed copy of the agreement pursuant to which the proposed Transfer is to be consummated.

           (b) Each of the Other Stockholders shall have the right, exercisable upon delivery of an irrevocable written notice to DBCP within ten (10) Business Days after receipt of the Transfer Notice (the "Response Deadline"), to participate in such proposed Transfer on the same terms and conditions that apply to DBCP as set forth in the Transfer Notice including, without limitation, the same price, the making of all representations and warranties and the granting of all indemnifications and the execution of all agreements (including participating in any escrow arrangements) to the extent of their respective "pro rata portion"; provided that (x) the indemnification obligation of DBCP and each Participant (as defined below) provided to the proposed transferee with respect to the breach of any representation or warranty concerning the Company (other than the breach of those representations and warranties that are not subject to any "cap" as provided for in the sale agreement) shall be limited to the gross proceeds received by each such Stockholder in connection with the Transfer and
(y) the liability of each Participant to the proposed transferee for the failure of such Transfer to be consummated shall be limited to the last arms-length purchase price paid for the shares of Common Stock proposed to be sold pursuant to this Section 2.4, if the reason for the failure of such proposed Transfer to be consummated does not in any manner result from a breach by such Participant of any of its obligations or representations and warranties; and, provided further that USF shall not be required to become party to any non-competition arrangement or agreement. Each Other Stockholder electing to participate in the Transfer described in the Transfer Notice (each, a "Participant") shall indicate in its notice of election to DBCP the number of Common Stock Equivalents it desires to Transfer up to the maximum amount allowed. DBCP and each Other Stockholder shall be entitled to Transfer a number of Common Stock Equivalents equal to the amount obtained when the amount of Common Stock Equivalents to be Transferred, as set forth in the Transfer Notice, is multiplied by a fraction, the numerator of which is the number of Common Stock Equivalents held by such Stockholder immediately prior to the Transfer proposed in the Transfer Notice and the denominator of which is the total number of Common Stock Equivalents held by DBCP and all Other Stockholders immediately prior to the Transfer proposed in the Transfer Notice. In the event that any Other Stockholder elected to not participate in such Transfer or any Participant elected to Transfer less than the maximum number of Common Stock Equivalents it was eligible to Transfer pursuant to the immediately preceding sentence (the total number of Common Stock Equivalents that such Other Stockholder or, as the case may be, Participant has declined to Transfer are referred to collectively as "Excess Transferable Securities"), then DBCP and, as the case may be, each Participant who indicated in its notice of election that it desired to Transfer the maximum number of Common Stock Equivalents it was eligible to Transfer pursuant to the immediately preceding sentence shall be entitled to sell an additional number of Common Stock Equivalents equal to the amount obtained when the amount of Excess Transferable Shares is multiplied by a fraction, the numerator of which is the number of Common Stock Equivalents held by DBCP or, as the case may be, such Participant immediately prior to the Transfer proposed in the Transfer Notice and the denominator of which is the total number of Common Stock Equivalents held by DBCP and all such Participants immediately prior to the Transfer proposed in the Transfer Notice. No holder of Equity Securities (other than shares of Common Stock) shall be entitled to sell Equity Securities (other than shares of Common Stock) pursuant to this Section 2.4, but shall be permitted to convert or exercise its applicable portion of such Equity Securities which are then so exercisable or convertible (including the Preferred Stock, Junior Warrants and the Second Note if they are or would become exercisable or, as the case may be, convertible in accordance with the Company's Restated Certificate of Incorporation, the terms of the Junior Warrant Agreement or, as the case may be, the Second Note immediately after the consummation of the transactions contemplated by this Section 2.4) for Common Stock concurrently with, and subject to, the consummation of the proposed Transfer.

           (c) Each Participant shall effect its participation in the Transfer by delivering to DBCP at least three (3) Business Days prior to the date scheduled for such Transfer as set forth in the Transfer Notice, one or more certificates or other instruments, as applicable, in proper form for transfer, which represent the number of Common Stock Equivalents which such Participant is entitled to Transfer in accordance with Section 2.4(b). Such certificate or certificates or other instruments, as applicable, shall be delivered by DBCP to such Permitted Transferee on the date scheduled for such Transfer in consummation of the Transfer pursuant to the terms and conditions specified in the Transfer Notice and such Permitted Transferee shall remit to each such Participant its pro rata portion of the net sale proceeds (taking into account any transaction costs and expenses incurred by DBCP in connection with such Transfer including, without limitation, the fees described in Section 2.4(d)) to which such Participant is entitled by reason of its participation in such sale. For purposes of Section 2.4(b) and this Section 2.4(c), "pro rata portion" shall mean for each Participant a fraction, the numerator of which is the number of Common Stock Equivalents to be Transferred by such Participant pursuant to this
Section 2.4 and the denominator of which is the total number of Common Stock Equivalents to be Transferred pursuant to this Section 2.4.

           (d) It is understood and agreed that in consideration of investment banking services provided by an investment banking group (which may consist of or include DBCP or any of its Affiliates) a reasonable fee may be paid in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis.

           (e) The exercise or non-exercise of the rights of any of the Other Stockholders hereunder to participate in one or more Transfers of Equity Securities made by DBCP shall not adversely affect their rights to participate in subsequent Transfers of Equity Securities subject to this Section 2.4.

           (f) Notwithstanding anything contained in this Section 2.4 to the contrary, there shall be no liability on the part of DBCP (or any of its Affiliates and Permitted Transferees) to any Other Stockholder in the event no Common Stock Equivalents are sold even if the provisions of this Section 2.4 have been triggered.

           (g) For purposes of this Section 2.4, the computation of Common Stock Equivalents shall include Equity Securities that would become Common Stock Equivalents in accordance with their terms immediately after the consummation of the transactions contemplated by this Section 2.4.

           Section 2.5 Grant to Selling Group of Drag-Along Rights. (a) At any time at the written request of DBCP and one or more of (x) Behrman and (y) Management Stockholders holding a majority of the Equity Securities held by all Management Stockholders, who, together with DBCP, collectively own at least forty percent (40%) of the Common Stock Equivalents at such time (the "Selling Group"), each other Stockholder agrees to vote all of its shares of Common Stock and Preferred Stock, at a special or annual meeting of Stockholders or by written consent in lieu of a meeting, and shall sell the "pro rata portion" of its Equity Securities along with the Selling Group in connection with a Sale of the Business. In order to effect the foregoing covenant, each other Stockholder hereby grants to the Selling Group with respect to all of such Stockholder's shares of Common Stock and Preferred Stock, an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any stockholder vote or action by written consent solely to effect such Sale of the Business in compliance with this Section 2.5.

           (b) The Company and the other Stockholders each hereby agree to reasonably cooperate (including by waiving any appraisal rights to which such Stockholder may be entitled under Applicable Law and each such Stockholder does hereby waive all such appraisal rights) with the Selling Group and the purchaser in any such Sale of the Business and, to execute and deliver all documents (including purchase agreements) and instruments as the Selling Group and such purchaser reasonably request to effect such Sale of the Business including, without limitation, the making of all representations and warranties (provided that the Senior Warrantholders, USF, the Other Financial Investors and the 2001 Investors shall only be required to make representations and warranties concerning their respective existence and authority to participate in such Sale of the Business, their ownership of their respective Equity Securities and their ability to Transfer such Equity Securities free and clear of all liens and other encumbrances and, unless there is a reasonable basis to believe that such representations and warranties would not be true, the enforceability of terms pursuant to which such Sale of the Business is to be conducted against them and the compliance of such Sale of the Business under laws applicable to them and all agreements to which they or their assets may be subject) and the granting of all indemnifications and the execution of all agreements (including participating in any escrow arrangements) to the extent of their respective "pro rata portion"; provided that the indemnification obligation of DBCP and each other Stockholder provided to the proposed transferee with respect to the breach of any representation or warranty concerning the Company (other than the breach of those representations and warranties that are not subject to any "cap" as provided for in the sale agreement) shall be limited to the gross proceeds received by each such Stockholder in connection with such Sale of the Business; provided further that USF shall not be required to become party to any non-competition arrangement or agreement; and provided further that no Financial Investor holding less than five percent (5%) of the then outstanding Common

Stock Equivalents shall be required to become party to any non-competition arrangement or agreement if (i) such Financial Investor would be in violation of such non-competition arrangement or agreement upon its execution due to other investments held by such Financial Investor on the date of such Sale of the Business or (ii) the execution of such non-competition arrangement or agreement would unreasonably impede the ability of such Financial Investor to make future non-controlling equity investments in accordance with its investment policies and procedures. The Selling Group agrees that upon such Sale of the Business each Stockholder shall receive its "pro rata portion" of the net proceeds (taking into account (x) the exercise or conversion price of any Equity Security to be Transferred and (y) any transaction costs and expenses incurred by the Selling Group in connection with such Sale of the Business including, without limitation, the fees described in Section 2.5(c)) and, except as otherwise set forth in this Section 2.5(b), such sale shall be on the same terms and conditions as afforded to the Selling Group. For purposes of Sections 2.5(a) and
(b), "pro rata portion" shall mean for each Stockholder a fraction, the numerator of which is the number of Common Stock Equivalents held by such Stockholder immediately prior to such Sale of the Business and the denominator of which is the total number of Common Stock Equivalents outstanding immediately prior to such Sale of the Business that are held by parties bound by this Agreement or who otherwise participate in such Sale of the Business transaction. For purposes of this Section 2.5(b), the computation of Common Stock Equivalents shall include Equity Securities that would become Common Stock Equivalents in accordance with their terms immediately after the consummation of the transactions contemplated by this Section 2.5. Notwithstanding anything to the contrary in this Section 2.5, the holders of Series A Preferred Stock shall not be obligated to participate, vote in favor of or consent to any Sale of the Business transaction in compliance with this Section 2.5 unless the terms and conditions of such transaction provide that the holders of Series A Preferred Stock shall receive an amount that is equal to or greater than the liquidation preference applicable to the Series A Preferred Stock, as set forth in the Company's Restated Certificate of Incorporation.

           (c) It is understood and agreed that in consideration of investment banking services provided by an investment banking group (which may consist of or include DBCP or any of its Affiliates) a reasonable fee may be paid in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis.

           (d) Notwithstanding anything contained in this Section 2.5 to the contrary, there shall be no liability on the part of the Selling Group (or their respective Affiliates and Permitted Transferees) to any other Stockholder in the event no Equity Securities are sold even if the provisions of this Section 2.5 have been triggered.

           (e) Notwithstanding any other provision contained in this Agreement, USF shall not be bound by, and shall not have any obligations under, this
Section 2.5 after USF has delivered to the Company a "Put Notice" pursuant to the terms of the Second Note and/or the Junior Warrant Agreement to exercise its put rights thereunder with respect to any shares of Common Stock.

           Section 2.6 Sale of the Business. (a) Unless both DBCP and Behrman disagree, DBCP and Behrman shall cause the Board to call a special meeting of Stockholders to be held on

August 30, 2006 or to distribute a written consent in lieu of a meeting for the purpose of effecting a Sale of the Business, and each Stockholder agrees to vote all of its shares of Common Stock and Preferred Stock at such special meeting of Stockholders or by written consent in lieu of a meeting and shall sell the "pro rata portion" of its Equity Securities in connection with such Sale of the Business. In order to effect the foregoing covenant, each other Stockholder hereby grants to DBCP (if DBCP initially voted in favor of calling such special meeting of Stockholders to effect such Sale of the Business) or, as the case may be, Behrman (if DBCP did not initially vote in favor of calling such special meeting of Stockholders to effect such Sale of the Business and Behrman voted in favor of calling such special meeting of Stockholders to effect such Sale of the Business) with respect to all of such Stockholder's shares of Common Stock and Preferred Stock an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any stockholder vote or action by written consent solely to effect such Sale of the Business in compliance with this Section 2.6.

           (b) The Company and the other Stockholders each hereby agree to reasonably cooperate (including by waiving any appraisal rights to which such Stockholder may be entitled under Applicable Law and each such Stockholder does hereby waive all such appraisal rights) with DBCP or, as the case may be, Behrman and the purchaser in any such Sale of the Business and to execute and deliver all documents (including purchase agreements) and instruments as DBCP, or as the case may be, Behrman and such purchaser reasonably request to effect such Sale of the Business including, without limitation, the making of all representations and warranties (provided that the Senior Warrantholders, USF, the Other Financial Investors and the 2001 Investors shall only be required to make representations and warranties concerning their respective existence and authority to participate in such Sale of the Business, their ownership of their respective Equity Securities and their ability to Transfer such Equity Securities free and clear of all liens and other encumbrances and, unless there is a reasonable basis to believe that such representations and warranties would not be true, the enforceability of terms pursuant to which such Sale of the Business is to be conducted against them and the compliance of such Sale of the Business under laws applicable to them and all agreements to which they or their assets may be subject) and the granting of all indemnifications and the execution of all agreements (including participating in any escrow arrangements) to the extent of their respective "pro rata portion"; provided that the indemnification obligation of DBCP or, as the case may be, Behrman and each other Stockholder provided to the proposed transferee with respect to the breach of any representation or warranty concerning the Company (other than the breach of those representations and warranties that are not subject to any "cap" as provided for in the sale agreement) shall be limited to the gross proceeds received by each such Stockholder in connection with such Sale of the Business; provided further that USF shall not be required to become party to any non-competition arrangement or agreement; and provided further that no Financial Investor holding less than five percent (5%) of the then outstanding Common Stock Equivalents shall be required to become party to any non-competition arrangement or agreement if (i) such Financial Investor would be in violation of such non-competition arrangement or agreement upon its execution due to other investments held by such Financial Investor on the date of such Sale of the Business or (ii) the execution of such non-competition arrangement or agreement would unreasonably impede the ability of such Financial Investor to make future non-controlling equity investments in accordance with its investment policies and procedures.

DBCP, or as the case may be, Behrman agrees that upon such Sale of the Business each Stockholder shall receive its "pro rata portion" of the net proceeds (taking into account (x) the exercise or conversion price of any Equity Security to be Transferred and (y) any transaction costs and expenses incurred by DBCP, or as the case may be, Behrman, in connection with such Sale of the Business including, without limitation, the fees described in Section 2.6(c)) and, except as otherwise set forth in this Section 2.6(b), such sale shall be on the same terms and conditions as afforded to DBCP or, as the case may be, Behrman. For purposes of Sections 2.6(a) and (b), "pro rata portion" shall mean for each Stockholder a fraction, the numerator of which is the number of Common Stock Equivalents held by such Stockholder immediately prior to such Sale of the Business and the denominator of which is the total number of Common Stock Equivalents outstanding immediately prior to such Sale of the Business that are held by parties bound by this Agreement or who otherwise participate in such Sale of the Business transaction. For purposes of this Section 2.6(b), the computation of Common Stock Equivalents shall include Equity Securities that would become Common Stock Equivalents in accordance with their terms immediately after the consummation of the transactions contemplated by this Section 2.6. Notwithstanding anything to the contrary in this Section 2.6, the holders of Series A Preferred Stock shall not be obligated to participate, vote in favor of or consent to any Sale of the Business transaction in compliance with this
Section 2.6 unless the terms and conditions of such transaction provide that the holders of Series A Preferred Stock shall receive an amount that is equal to or greater than the liquidation preference applicable to the Series A Preferred Stock, as set forth in the Company's Restated Certificate of Incorporation.

           (c) It is understood and agreed that in consideration of investment banking services provided by an investment banking group (which may consist of any one or more of or include DBCP, Behrman or any of their respective Affiliates) a reasonable fee may be paid in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis.

           (d) Notwithstanding anything contained in this Section 2.6 to the contrary, there shall be no liability on the part of DBCP or, as the case may be, Behrman (or their respective Affiliates and Permitted Transferees) to any other Stockholder in the event no Equity Securities are sold even if the provisions of this Section 2.6 have been triggered.

           (e) Notwithstanding any other provision contained in this Agreement, USF shall not be bound by, and shall not have any obligations under, this
Section 2.6 after USF has delivered to the Company a "Put Notice" pursuant to the terms of the Second Note and/or the Junior Warrant Agreement to exercise its put rights thereunder with respect to any shares of Common Stock.

           Section 2.7 Grant of Preemptive Rights to Stockholders. (a) In the event that, at any time, the Company shall decide to undertake an issuance of New Securities, the Company shall at such time deliver to the Behrman Investor Group, the Senior Warrantholders and each other Stockholder (other than USF) holding at such time Common Stock Equivalents representing not less than one percent (1%) (and any other Stockholder owning 1% of the Common Stock Equivalents as of the date hereof, who shall own less than 1% of the Common Stock Equivalents on any such date as a direct result of the sale of Common Stock Equivalents by the Company in an equity financing after the date hereof in excess of $15,000,000) of all Common Stock Equivalents, written notice of the Company's decision, describing the amount, type and terms (including the exercise price and expiration date thereof in the case of any Options) of such New Securities, the purchase price per New Security (the "New Securities Price") to be paid by the purchasers of such New Securities and the other terms upon which the Company has decided to issue the New Securities including, without limitation, the expected timing of such issuance which will in no event be more than sixty (60) days or less than thirty (30) days after the date upon which such notice is given (the "Preemptive Notice"). Each such Stockholder (other than USF) shall have fifteen (15) days from the date on which it receives the Preemptive Notice to agree by written notice to the Company (a "Preemptive Exercise Notice") to purchase up to its proportional share of such New Securities at the New Securities Price and upon the general terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by any such Stockholder. In the event that in connection with such a proposed issuance of New Securities, such Stockholder shall for any reason fail or refuse to give such written notice to the Company within such fifteen (15) day period, such Stockholder shall, for all purposes of this Section 2.7, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 2.7 to purchase any of such New Securities. For purposes of this Section 2.7, a Stockholder's "proportional share" shall mean, at any time, the quotient obtained by dividing the number of Common Stock Equivalents held by such Stockholder at such time by the aggregate number of Common Stock Equivalents held by all Stockholders entitled to preemptive rights under this Section 2.7(a) at such time. In the event that any such Stockholder does not elect to purchase all of its respective proportional share, the New Securities which were available for purchase by such non-electing Stockholders (the "Excess New Securities") shall automatically be deemed to be accepted for purchase by such Stockholders who indicated in their Preemptive Exercise Notice a desire to participate in the purchase of New Securities in excess of their proportional share. Unless otherwise agreed by all such Stockholders participating in the purchase, each Stockholder who indicated to purchase more than its proportional share shall purchase a number of Excess New Securities equal to the lesser of (i) the number of Excess New Securities indicated in the Preemptive Exercise Notice, if any, and (ii) an amount equal to the product of
(x) the number of Excess New Securities and (y) a fraction, the numerator of which is the number of Common Stock Equivalents held at such time by such Stockholder and the denominator of which is the aggregate number of Common Stock Equivalents held at such time by all Stockholders who participate in the purchase of Excess New Securities.

           (b) In the event and to the extent that, subsequent to the procedure set forth in Section 2.7(a), any New Securities to be issued by the Company are not subject to an agreement by and between the Company and any Stockholder to purchase such New Securities, the Company shall be free to issue such New Securities to any Person, provided that (i) the price per New Security at which such New Securities are being issued to and purchased by such Person is not less than the New Securities Price and (ii) the other terms and conditions pursuant to which such Person purchases such New Securities are substantially equivalent to the terms set forth in the Preemptive Notice. Any New Securities not issued or sold within one hundred eighty (180) days after the date of the Preemptive Notice shall again be subject to the provision of this Section 2.7.

                                   ARTICLE III

                               REGISTRATION RIGHTS

           Section 3.1 Required Registration. (a) If the Company shall be requested in writing, which writing shall specify the Registrable Securities to be sold and the intended method of disposition thereof (a "Demand Request"), at any time after the date which is (i) one hundred eighty (180) days after the date the registration statement filed in connection with the initial Public Offering was declared effective, by DBCP or, as the case may be, Behrman; (ii) the two (2) year anniversary (the "Senior Warrantholder Filing Date") of the date the registration statement filed in connection with the initial Public Offering of the Company was declared effective, by the Senior Warrantholders holding a majority of then outstanding shares of Common Stock issued or issuable upon the exercise of the Senior Warrants; or (iii) the two (2) year anniversary (the "2001 Investors Filing Date") of the date the registration statement filed in connection with the initial Public Offering of the Company was declared effective, by the 2001 Investors holding a majority of then outstanding shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, to effect a registration under the Securities Act of Registrable Securities held by such Stockholders (each, a "Required Registration"), then the Company shall promptly use its reasonable efforts to effect such Required Registration; provided that each of DBCP and Behrman may only make one (1) Demand Request for a "long-form" Required Registration and one (1) Demand Request for a "short form" Required Registration; provided further that each of DBCP and Behrman in lieu of the Demand Request for a "long form" Required Registration, each of DBCP and Behrman may instead elect to have an additional "short form" Required Registration; provided further that the Senior Warrantholders may not make a Demand Request for a "long-form" required registration and may only make (1) Demand Request for a "short form" Required Registration and only if, at any time after the Senior Warrantholder Filing Date, each Senior Warrantholder is unable to sell all of its shares of Common Stock issued or issuable upon the exercise of the Senior Warrants pursuant to Rule 144 under the Securities Act free of the volume restrictions thereof; provided further that the 2001 Investors may not make a Demand Request for a "long-form" required registration and may only make (2) Demand Requests for a "short form" Required Registration and only if, at any time after the 2001 Investor Filing Date, each 2001 Investor is unable to sell all of its shares of Common Stock issued pursuant to Rule 144 under the Securities Act free of the volume restrictions thereof; and provided further that the Company shall not be required to comply with more than one (1) Demand Request during any twelve (12) month period.

           (b) Piggyback Rights. Upon receipt by the Company of any Demand Request, the Company shall deliver a written notice (a "Demand Notice") to each Stockholder who did not make such Demand Request stating that the Company intends to comply with a Demand Request and informing each such Stockholder of its right to include Registrable Securities in such Required Registration. Within ten (10) Business Days after receipt of a Demand Notice, each such Stockholder shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such Stockholder in such Required Registration.

           (c) Postponement. The Company may postpone any Required Registration for a reasonable period of time, not to exceed one hundred eighty (180) days, if the Board determines in good faith that such Required Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to the Company or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger or other transaction to which the Company may enter into; provided that the Company may postpone a Required Registration only once during any twelve (12) month period.

           (d) Time for Filing and Effectiveness. On or before the date which is sixty (60) days after the Demand Request, the Company shall file with the SEC the Required Registration with respect to all Registrable Securities to be so registered, and shall use its reasonable efforts to cause such Required Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is one hundred twenty (120) days after the date of the Demand Request.

           (e) Selection of Underwriters. In the event that the Registrable Securities to be registered pursuant to a Required Registration are to be disposed of in an underwritten Public Offering, the underwriters of such Public Offering shall be one or more underwriting firms of nationally recognized standing selected by the Company and reasonably acceptable to the Stockholders holding a majority of the Registrable Securities to be included in such Required Registration.

           (f) Priority on Required Registrations. In the event that, in the case of any Required Registration, the managing underwriter for the Public Offering contemplated by Section 3.1(e) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter's opinion, the amount of securities requested to be included in such Required Registration would adversely affect the Public Offering and sale (including pricing) of such Registrable Securities (such writing to state the basis of such opinion and the approximate number of Registrable Securities that may be included in such Public Offering without such effect), the Company will include in such Required Registration the number of Registrable Securities that the Company is so advised can be sold in such Public Offering in the following amounts:

                      (i) first, (x) all Registrable Securities requested to be sold by DBCP, the Behrman Investor Group and the 2001 Investors (but only with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock and only up to the percentage of Registrable Securities sold by DBCP and the Behrman Investor Group of the Registrable Securities owned by DBCP and Behrman Investor Group) in the event such demand request was initiated by DBCP or Behrman,
           (y) all Registrable Securities requested to be sold by the 2001 Investors in the event such Demand Request was initiated by the 2001 Investors and (z) subject to Section 3.1(h) below, all Registrable Securities requested to be sold by Senior Warrantholders participating in such registration that are shares of Common Stock issued upon the exercise of the Senior Warrants, pro rata among such Stockholders on the basis of the number of Registrable Securities requested to be sold by such Stockholders pursuant to this Section 3.1;

                      (ii) second, all Registrable Securities requested to be sold by all other holders of Registrable Securities pursuant to this
           Section 3.1 pro rata among such holders on the basis of the number of Registrable Securities requested to be registered by such holders; provided however that if such managing underwriter shall advise the Company that, in such underwriter's opinion, the inclusion of Registrable Securities held by Management Stockholders would adversely affect the Public Offering and sale (including pricing) of such securities, then the number of Registrable Securities held by such Management Stockholders to be included in such Public Offering may be disproportionately reduced to avoid such adverse result; and

                      (iii) third, securities proposed to be sold by the Company for its own account.

           (g) Additional Demand Requests. In the event that the Company postpones any Required Registration in accordance with Section 3.1(c) by more than sixty (60) days, the Demand Request pursuant to which such Required Registration was to have been made may be withdrawn by the Stockholder who initiated such Demand Request and shall not be deemed to be a Demand Request pursuant to Section 3.1(a).

           (h) Senior Warrantholder Required Registration. Notwithstanding anything to the contrary contained in this Section 3.1, if the Senior Warrantholders make a Demand Request pursuant to Section 3.1(a) for less than all of the remaining shares of Common Stock issued or issuable upon the exercise of the Senior Warrants held by all Senior Warrantholders, then any shares of Common Stock issued or issuable upon the exercise of the Senior Warrants by the Senior Warrantholders shall, in any subsequent Required Registration, be subject to Section 3.1(f)(ii) and not Section 3.1(f)(i). In addition to the foregoing, the Senior Warrantholders shall only be allowed to include in such Required Registration shares of Common Stock issued in connection with the exercise of the Senior Warrants.

           Section 3.2 Incidental Registration.

           (a) Filing of Registration Statement. If the Company proposes to register any of its securities (x) for its own account in its initial Public Offering and includes in such registration any securities to be sold for the account of any other Person; or (y) for its own account or for the account of any other Person at any time after its initial Public Offering (other than a Required Registration) (any such proposed registration being an "Incidental Registration") under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto or Section 3.1 hereof), for sale to the public in a Public Offering, it will at each such time give prompt written notice to all Stockholders of its intention to do so, which notice shall be given at least thirty (30) days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any Stockholder to include Registrable Securities held by it under such registration statement (which request shall (i) be made within fifteen (15) days after the receipt of any such notice, and (ii) specify the Registrable Securities intended to be included by such holder), the Company will use its reasonable efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by such Stockholder; provided however that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to terminate such registration statement and not to register such securities, the Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.

           (b) Selection of Underwriters. Notice of the Company's intention to register such securities shall designate the proposed underwriters of such Public Offering (which shall be one or more underwriting firms of nationally recognized standing) and shall contain the Company's agreement to use its reasonable efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to sell pursuant to this Section 3.2, it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

           (c) Priority on Incidental Registrations. If the managing underwriter for the Public Offering contemplated by this Section 3.2 shall advise the Company in writing that, in such underwriter's opinion, the number of securities requested to be included in such Incidental Registration would adversely affect the Public Offering and sale (including pricing) of such securities (such writing to state the basis of such opinion and the approximate number of securities that may be included in such Public Offering without such effect), the Company shall include in such Incidental Registration the number of securities that the Company is so advised can be sold in such Public Offering, in the following amounts and order of priority:

                      (i) first, securities proposed to be sold by the Company for its own account and any securities proposed to be offered by the Company for the account of such other Person who has exercised its demand registration rights, as the case may be; provided that such Person is not a Stockholders that owns 10% or more of the Common Stock Equivalents of the Company or an Affiliate of such Stockholder, in which case such Stockholder's or Affiliate's priority shall be governed by clause (ii) below; provided further that for the purposes of this Section 3.2, any underwriter acting in its capacity as such shall not be deemed an affiliate of a Stockholder;

                      (ii) second, the Registrable Securities requested to be registered by Stockholders pro rata among such Stockholders on the basis of the number of Registrable Securities requested to be sold by such Stockholders pursuant to this Section 3.2; provided however that if such managing underwriter shall advise the Company that, in such underwriter's opinion, the inclusion of Registrable Securities held by Management Stockholders would adversely affect the Public Offering and sale (including pricing) of such securities, then the number of Registrable Securities held by such Management Stockholders to be included in such Public Offering may be disproportionately reduced to avoid such adverse result; and

                      (iii) third, pro rata among all other Registrable Securities.

           Section 3.3 Registration Procedures. The Company will use its reasonable efforts to effect each Required Registration pursuant to Section 3.1 and each Incidental Registration pursuant to Section 3.2, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as possible, and the Company will as expeditiously as possible:

           (a) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC the registration statement and use its reasonable efforts to cause the Registration to become effective; provided however that, to the extent practicable, at least ten (10) Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed and any such holder shall have the opportunity to comment on any information pertaining solely to such holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

           (b) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

           (c) furnish, upon request, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, without charge, one signed copy of the registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the Public Offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

           (d) notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any:

                      (i) of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

                      (ii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                      (iii) of any written request by the SEC for amendments or supplements to such registration statement or prospectus; and

                      (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

           (e) if requested by the managing underwriter or underwriters or any holder of Registrable Securities to be included in such Registration in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

           (f) on or prior to the date on which a Registration is declared effective, use its reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of the Registrable Securities covered by such Registration, for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested to be covered by such Registration; provided however that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

           (g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

           (h) use its reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

           (i) use its reasonable efforts to obtain:

                      (A) at the time of effectiveness of each Registration, a "cold comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the holders of a majority of the Registrable Securities to be included in such Registration and the underwriters reasonably request; and

                      (B) at the time of any underwritten sale pursuant to the registration statement, a "bring-down comfort letter," dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by "bring-down comfort letters" as the Requisite Holders and the underwriters reasonably request;

           (j) use its reasonable efforts to obtain, at the time of effectiveness of each Registration and at the time of any sale pursuant to each Registration, an opinion or opinions addressed to the holders of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, in customary form and scope from counsel for the Company (who may be its internal counsel);

           (k) notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

           (l) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

           (m) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration;

           (n) use its reasonable efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Common Stock are then listed, and admitted to trading on NASDAQ, if the Common Stock or any such other securities of the Company are then admitted to trading on NASDAQ; and

           (o) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

           The Company may require each holder of Registrable Securities that will be included in such Registration to furnish the Company with such information in respect of such holder as the Company may reasonably request in writing and as is required by Applicable Law.

           Section 3.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give, upon reasonable notice and during normal business hours, the holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' or such underwriters' to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

           Section 3.5 Rights of Requesting Holders. Each holder of Registrable Securities to be included in a Registration which makes a written request therefor in Section 3.1 or 3.2, as the case may be, shall have the right to receive within thirty (30) days of receipt by the Company of such request copies of the information, notices and other documents described in Section 3.3(l) and
Section 3.3(o).

           Section 3.6 Registration Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Company.

           Section 3.7 Indemnification; Contribution. (a) The Company shall indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder of Registrable Securities furnished in writing to the Company by such holder expressly for use therein. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of Registrable Securities; provided that the Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

           (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, the Company, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided that such holder's obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

           (c) Any Person entitled to indemnification under the provisions of this Section 3.7 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article III shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

           (d) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 3.7(b) was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 3.8 shall be several and not joint.

           (e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 3.7 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

           (f) The indemnity and contribution agreements contained in this
Section 3.7 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement for any reason.

           Section 3.8 Holdback Agreements; Registration Rights to Others. In the event and to the extent requested by the managing underwriter or, if the Registrable Securities are not being disposed of in an underwritten Public Offering, if requested by the Company, each Stockholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any securities (other than a Transfer by USF pursuant to Section 2.2(a)(viii) hereof, which Transfer shall be subject to the holdback provisions of the Junior Warrant Agreement or, as the case may be, the Second Note) other than those Registrable Securities included in such Registration pursuant to Section 3.1(a), 3.1(b) or 3.2(a) for the thirty (30) days prior to and the one hundred eighty
(180) days after the effectiveness of the registration statement pursuant to which such Public Offering shall be made (or such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter or, as the case may be, the Company in order to complete the sale and distribution of the securities included in such Public Offering); provided that the limitations contained in this Section 3.8 shall not apply to the extent a Stockholder is prohibited by Applicable Law from so withholding such securities from sale during such period; provided, further, that in the event that the underwriters or the Company, as the case may be, release DBCP or any member of the Behrman Group from the restrictions set forth in this Section 3.8, each of the holders of Series A Preferred Stock shall be similarly released with respect to the percentage of securities that is equal to the percentage of securities as to which DBCP or any such member of the Behrman Group, as the case may be, was released (as determined by dividing the number of securities released by the aggregate number of securities held by such holder).

           Section 3.9 Availability of Information. Following the Company's initial Public Offering, the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with Stockholders who are holders of Registrable Securities, so as to permit disposition of the Registrable Securities pursuant to an exemption from the Securities Act for the sale of any Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act). The Company shall also cooperate with each Stockholder who is a holder of any Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

                                   ARTICLE IV

                        BOARD OF DIRECTORS OF THE COMPANY

           Section 4.1 Board of Directors. (a) Each Stockholder of Voting Stock agrees to vote, at any time and from time to time, all of the shares of Voting Stock held by such Stockholder and all other shares of Voting Stock over which he or it has voting control and shall take all other necessary or desirable action within his or its control (whether in his or its capacity as a stockholder, director or officer of the Company or otherwise), and the Company shall take all necessary or desirable action within its control, in order to elect and maintain an eleven (11) member Board, which shall include: (i) three directors designated by DBCP, (ii) two additional directors (who may be independent directors) designated from time to time by DBCP, (iii) three directors designated by Behrman, (iv) two directors who are members of senior management of the Company designated from time to time by Stockholders owning a majority of Common Stock Equivalents held by all Stockholders and (v) one director designated by Gryphon, who shall initially be Jeff Ott. Notwithstanding the foregoing, in the event that, at any time (x) there exists an uncured default under either of the Notes or the Junior Warrant Agreement or (y) the Company is relying on Sections 9(d)(i) or (ii) of the Junior Warrant Agreement or Sections 3(p)(i) or (ii) of the Second Note with respect to its payment obligations under the "put" provision contained in the Junior Warrant Agreement or, as the case may be, the Second Note, USF shall not be required to vote its shares of Voting Stock in favor of the Board set forth in the immediately preceding sentence.

           (b) In the event that any director designated by DBCP, Behrman, Gryphon or, as the case may be, the Stockholders for any reason ceases to serve as a director during his or her term of office, the resulting vacancy on the Board shall be filled by a director designated by DBCP, Behrman, Gryphon or, as the case may be, the Stockholders.

           (c) So long as DBCP, Behrman, Gryphon or, as the case may be, the Stockholders are entitled to designate directors pursuant to Section 4.1(a), the removal of any director designated by DBCP, Behrman, Gryphon or, as the case may be, the Stockholders may be only at the written request of DBCP, Behrman, Gryphon or, as the case may be, the Stockholders.

           (d) All decisions and determinations relating to the compensation, responsibilities and other employment matters of (i) any officer of the Company or Kinetics or (ii) any employee of the Company or Kinetics or any of their respective Subsidiaries earning in excess of $175,000 per annum, including, without limitation, decisions whether to hire or terminate the employment of any such Person, shall be made by a majority of the members of the Board.

           (e) As consideration for their agreement to serve as members of the Board, the Company may pay to each member of the Board who is not an employee of the Company or any of its Subsidiaries an annual fee, in an amount determined from time to time by the Board, and shall reimburse each member of the Board for its reasonable, documented out of pocket expenses in connection with attending meetings of the Board.

           (f) Notwithstanding anything in the by-laws or certificate of incorporation of the Company to the contrary, any action taken by the Board shall only be effective if (i) taken at a duly convened meeting (including telephonic meetings), (ii) a director designated by DBCP who is an employee of DBCP or an employee of an Affiliate of DBCP voted in favor of such action or resolution and (iii) at least a majority of all directors (or such greater number as shall be required by the by-laws, certificate of incorporation or Applicable Law) vote in favor of such action or resolution. For purposes of this
Section 4.1(f), a "duly convened meeting" shall be any meeting (including a telephonic meeting) (x) called in accordance with the by-laws of the Company,
(y) in which a director designated by DBCP who is an employee of DBCP or an employee of an

Affiliate of DBCP participates and (z) in which a director designated by Behrman who is an employee of Behrman or an employee of an Affiliate of Behrman participates; provided that if none of the directors designated by Behrman attends or participates in such meeting after receiving notice of such meeting in accordance with the by-laws of the Company, the Company shall reschedule such meeting at a later date and send notice to the directors designated by Behrman of such rescheduled meeting and, if after receiving such notice of such rescheduled meeting none of the directors designated by Behrman attends or participates in such rescheduled meeting, then such rescheduled meeting shall be a "duly convened meeting" for purposes of this Section 4.1(f) notwithstanding the failure of any such Behrman director to attend or participate in such meeting.

           Section 4.2 Major Management Decisions; Behrman Consent. The following acts, expenditures, decisions and obligations made or incurred by the Company or any Subsidiary of the Company shall require the prior approval of the Board and Behrman (it being understood that approval by a majority of the members of the Board designated by Behrman at a meeting or by written consent shall constitute the approval of Behrman for the purposes of this Section 4.2):

           (a) the acquisition of any Person (whether by consolidation, merger or similar combination of the Company or any of its Subsidiaries, with or into such Person) which increases the consolidated gross assets of the Company (computed on a book basis) or annualized consolidated gross revenue of the Company by more than twenty percent (20%);

           (b) the sale, conveyance, transfer or other disposition of any type, in one transaction or in a series of related transactions, by the Company or any of its Subsidiaries, of any assets or property (other than inventory in the ordinary course of business) that constitute more than twenty percent (20%) of the consolidated gross assets of the Company (computed on a book basis) or contribute more than twenty percent (20%) to the annualized consolidated gross revenue of the Company; and

           (c) the Company or any of its Subsidiaries entering into any line of business that is unrelated to the business of the Company or any of its Subsidiaries on the date hereof.

                                    ARTICLE V

                           OTHER COVENANTS OF COMPANY

           Section 5.1 Financial Statements and Other Information. The Company shall, at any time, deliver to (i) the Behrman Investor Group, (ii) each other Stockholder holding at such time one percent (1%) or more of the Equity Securities (and any other Stockholder owning 1% of the Common Stock Equivalents as of the date hereof, who shall own less than 1% of the Common Stock Equivalents on any such date as a direct result of the sale of Common Stock Equivalents by the Company in an equity financing after the date hereof in excess of $15,000,000), and (iii) the Senior Warrant Arranger (who may distribute the relevant information to any Senior Warrantholder) so long as the Senior Warrantholders on such date collectively hold at least fifty percent (50%) of the Equity Securities collectively held by them on the date hereof:

           (a) within forty five (45) days after the end of each fiscal month of the Company other than the last such month of any fiscal quarter of the Company, consolidated statements of earnings, stockholders' equity and cash flows of the Company for such fiscal month and consolidated balance sheets of the Company as of the end of such fiscal month, certified by the chief financial officer or controller of the Company;

           (b) within forty five (45) days after the end of each of the first three quarterly accounting periods in each fiscal year, consolidated statements of earnings, stockholders' equity and cash flows of the Company for such fiscal quarter and consolidated balance sheets of the Company as of the end of such fiscal quarter, certified by the chief financial officer or controller of the Company;

           (c) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated statements of earnings, stockholders' equity and cash flows of the Company for such fiscal year, and consolidated balance sheets of the Company as of the end of such fiscal year accompanied by the opinion of a nationally recognized independent accounting firm selected by the Company; and

           (d) within sixty (60) days after the commencement of each fiscal year of the Company, a consolidated annual budget of the Company and its Subsidiaries for such fiscal year (such annual budget to include, without limitation, budgeted statements of earnings and sources and uses of cash and balance sheets) accompanied by a certificate of the chief financial officer or controller of the Company to the effect that, to the best of his or her knowledge, such budget is a reasonable estimate for the period covered thereby.

           Section 5.2 Board Observation Rights. (a) So long as the Senior Warrantholders on such date hold at least a majority of the Common Stock Equivalents issued to them on August 30, 2000 pursuant to the Senior Subordinated Credit Agreement, the Senior Warrantholders shall be entitled to designate one (1) observer (the "Senior Warrantholder Observer") to attend, as a non-voting observer, all meetings (including participation in telephonic meetings) of the Board. The Senior Warrantholder Observer shall be designated from time to time by (i) Whitney so long as it holds at least $20 million of Senior Subordinated Indebtedness, or (ii) the holders of a majority of the Common Stock Equivalents issued under the Senior Subordinated Credit Agreement if Whitney does not hold at least $20 million of Senior Subordinated Indebtedness. The Senior Warrantholder Observer shall be a Person who is reasonably acceptable to DBCP.

           (b) So long as the State of Michigan holds at least a majority of the Common Stock Equivalents issued to it on August 30, 2000, the State of Michigan shall be entitled to designate one (1) observer (the "State of Michigan Observer") to attend, as a non-voting observer, all meetings (including participation in telephonic meetings) of the Board. The State of Michigan Observer shall be a Person who is reasonably acceptable to DBCP.

           (c) So long as the Teachers Insurance and Annuity Association of America ("TIAA") holds at least a majority of the Common Stock Equivalents issued to it on December 14, 2001, the TIAA shall be entitled to designate one
(1) observer (the "TIAA Observer") to attend, as a non-voting observer, all meetings (including participation in telephonic meetings) of the Board. Behrman shall have the right, in its reasonable discretion and upon prior written notice to TIAA, to require TIAA to substitute another Person as the TIAA Observer for a Person previously designated by TIAA as the TIAA Observer.

           (d) The Company shall provide the Senior Warrantholder Observer, the State of Michigan Observer and TIAA Observer with (i) notice of all meetings of the Board and (ii) all information delivered to the members of the Board prior to such meetings at the same time such notice and information is delivered to the members of the Board. Notwithstanding the foregoing, the Company shall be entitled to (x) excuse (i) the Senior Warrantholder Observer from any portion of a Board meeting when the Board discusses any matters directly relating to the Senior Credit Agreement and/or the Senior Subordinated Credit Agreement or, as the case may be, the Notes and (ii) the Senior Warrantholder Observer, the State of Michigan Observer and/or TIAA Observer from any portion of a Board meeting if their participation in such meeting would affect the attorney/client privilege of the Company and its legal advisors and (y) withhold information from the Senior Warrantholder Observer, the State of Michigan Observer and/or TIAA Observer delivered to the Board prior to a meeting of the Board if the Company believes there is a reasonable likelihood that the receipt of such information by (i) the Senior Warrantholder Observer would create a conflict of interest for the Senior Warrantholder Observer or (ii) the Senior Warrantholder Observer, State of Michigan Observer Observer and/or TIAA Observer would affect the attorney/client privilege of the Company and its legal advisors.

           Section 5.3 Director and Officer Insurance. The Company shall purchase and maintain customary directors' and officers' indemnification insurance coverage for each of its directors and officers.


                                   ARTICLE VI

                                  MISCELLANEOUS

           Section 6.1 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto, except to the extent such matters are otherwise specifically addressed in the Stock Purchase Agreement, the Purchase Agreement, the USF Noncompetition Agreement, the Credit Documents, the Notes, the Senior Warrants or the Junior Warrant Agreement.

           Section 6.2 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

           Section 6.3 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

           Section 6.4 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, telecopier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

        If to the Company, to:

        Kinetics Holdings Corporation
        c/o DB Capital Partners
        31 West 52nd Street - 26th Floor
        New York, NY 10019
        Attention:  Frank Schiff
        Facsimile:  646-324-7843

        and

        Kinetics Holdings Corporation
        2805 Mission College Boulevard
        Santa Clara, California 95054
        Attention:  General Counsel
        Telecopy:   (408) 597-0196

        with a copy (which shall not constitute notice) to its counsel:

        Fenwick & West LLP
        Two Palo Alto Square
        Palo Alto, CA 94306
        Attention: Daniel J. Winnike
        Facsimile: (650) 494-1417

        If to DBCP, to:

        DB Capital Investors, L.P.
        c/o DB Capital Partners
        31 West 52nd Street - 26th Floor
        New York, NY 10019
        Attention:  Frank Schiff
        Facsimile:  (646) 324-7843

        White & Case LLP
        1155 Avenue of the Americas
        New York, NY  10036
        Attention:  John M. Reiss, Esq.
                    Oliver C. Brahmst, Esq.
        Facsimile:  (212) 354-8113

        If to Behrman, to:

        Behrman Capital III, L.P.
        c/o Behrman Capital
        Four Embarcadero Center, Suite 3640
        San Francisco, CA  94111
        Attention:  William Matthes
        Facsimile:  (415) 434-7310

        with a copy (which shall not constitute notice) to its counsel:

        Latham & Watkins
        135 Commonwealth Drive
        Menlo Park, CA  94025
        Peter F. Kerman, Esq.
        Facsimile:  (650) 463-2600

        If to Gryphon, to:

        Gryphon Partners II, L.P.
        c/o Gryphon Investors
        One Embarcadero Center, Suite 2750
        San Francisco, CA  94111
        Attention:  Jeff L. Ott
        Facsimile:  (415) 217-7447

        with a copy (which shall not constitute notice) to its counsel:

        Gibson, Dunn & Crutcher
        333 South Grand Avenue
        Los Angeles, CA  90071
        Attention:  Kenneth M. Doran, Esq.
        Facsimile:  (213) 229-6537

        If to USF, to:

        United States Filter Corporation
        40-004 Cook Street
        Palm Desert, CA  92111
        Attention:  General Counsel
        Facsimile:  (760) 346-4024
        with a copy (which shall not constitute notice) to its counsel:

        O'Melveny & Myers, L.L.P.
        610 Newport Beach Drive, 17th Floor
        Newport Beach, CA  92660
        Attention:  Gary J. Singer, Esq.
        Facsimile:  (949) 823-6994

        If to Crowley, to:

        Jerry Crowley
        Treehouse Ltd.
        444 Castro Street #403
        Mountain View, CA  94041

        If to Mandaric, to:

        Milan Mandaric
        NationsBank Tower
        100 S.E. 2nd Street, Suite 3320
        Miami, FL  33131

and if to any of the Senior Warrantholders, any of the Other Financial Investors, any 2001 Investor or any of the Management Stockholders, to the addresses set forth opposite each of their names on Schedule I, Schedule II,
Schedule III or Schedule IV, respectively, attached hereto, or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

           Section 6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective successors, assigns and Permitted Transferees. Any or all of the rights of a Stockholder under this Agreement may be assigned or otherwise conveyed by any Stockholder only in connection with a Transfer of Equity Securities which is in compliance with this Agreement or if such assignment is otherwise agreed to by the Board.

           Section 6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S CHOICE OF LAW PROVISIONS.

           Section 6.7 Submission to Jurisdiction. (a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, County of New York, or if it has or can acquire jurisdiction in the

United States District Court for the Southern District of New York, as the party bringing such action or proceeding may elect, and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 6.4, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 6.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

           (b) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 6.7(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

           (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

           (d) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

           (e) Notwithstanding the foregoing provisions of this Section 6.7, the State of Michigan shall not be deemed to have made any particular irrevocable submission to jurisdiction, waiver or, as the case may be, consent in the event that the State of Michigan has delivered to the Company prior to the date hereof a certificate of an officer of its plan administrator stating that any such irrevocable submission to jurisdiction, waiver or consent, as the case may be, would constitute a violation of applicable law or regulation.

           Section 6.8 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than persons indemnified pursuant to Section 3.7, the parties hereto and their respective successors or assigns and Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

           Section 6.9 Termination; Survival of Benefits. This Agreement shall terminate upon the closing of a Qualified Public Offering; provided however that the rights and obligations of the Stockholders and the Company under Article III shall survive any such termination.

           Section 6.10 Publicity. Except as otherwise required by Applicable Law none of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written consent of DBCP, Behrman and the Company to the contents and the manner of presentation and publication thereof.

           Section 6.11 Confidentiality. Each of the parties hereto hereby agrees that throughout the term of this Agreement it shall keep (and shall cause its directors, officers, general and limited partners, employees, representatives and outside advisors and its Affiliates to keep) all non-public information received as a Stockholder relating to the Company (including any such information received prior to the date hereof; provided that, in the case of USF, such information received by it prior to August 30, 2000 shall, without prejudice to the rights of Kinetics under the USF Noncompetition Agreement, not be subject to this Section 6.11) confidential except information which (a) becomes known to such Stockholder from a source, other than the Company, its directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company to keep such information confidential or
(b) becomes generally available to the public through no breach of this Agreement by any party hereto. Each of the parties hereto agrees that (i) such non-public information may be communicated to the directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates of any of the parties and (ii) it will cause its directors, officers, general and limited partners, employees, representatives, outside advisors or Affiliates to keep such non-public information confidential and will not, and will cause its directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates not to, use such non-public information to either to compete with the Company or to conduct itself in a manner inconsistent with the antitrust laws of the United States or any state. Notwithstanding the foregoing, a party hereto may disclose non-public information if required to do so upon request for disclosure pursuant to a federal or state freedom of information statute or by a court of competent jurisdiction or by any governmental agency; provided however that prompt notice of such required disclosure be given to the Company and DBCP prior to the making of such disclosure so that the Company and/or DBCP may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the party hereto required to disclose the non-public information will disclose only that portion which such party is advised by opinion of counsel is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.

           Section 6.12 Expenses. The Company shall reimburse each of the respective members of its Board who are not employees of the Company and the Senior Warrantholder Observer for their travel and reasonable out-of-pocket expenses incurred in connection with their serving on the Board or, as the case may be, attending Board meetings as an observer. Employees of the Company who incur expenses in connection with their attendance of meetings of the Board in the performance of their duties shall also be reimbursed in accordance with the Company's usual expense reimbursement policies.

           Section 6.13 Amendments; Waivers. No provision of this Agreement may be amended, modified or waived without the prior written consent of the holders of more than two-thirds of the Common Stock Equivalents then outstanding; provided however that no amendment or modification to, or deletion of, Section
6.9 of this Agreement or this Section 6.13 shall be effective unless unanimously approved by all of the Stockholders, and provided further that no amendment, modification or waiver shall adversely affect the rights or obligations of any Stockholder (x) contained in Section 2.4 and Article III hereof, (y) contained in any other provision of this Agreement in a manner different from any other Stockholder, or (z) specifically granted to such Stockholder but not to all other Stockholders, in each case without such Stockholder's prior written consent. Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with its terms shall not be deemed to be an amendment, modification or waiver requiring the consent of any Stockholder.

           Section 6.14 Reserved

           Section 6.15 Other Business. DBCP, Behrman, Gryphon and any of their respective Affiliates may engage in or possess an interest in any other business venture of any kind, nature or description, independently or with others, whether or not such ventures are competitive with the Company, notwithstanding that representatives of DBCP, Behrman, Gryphon or any of their respective Affiliates are serving on the Board of the Company. Nothing in this Agreement shall be deemed to prohibit DBCP, Behrman, Gryphon or any of their respective Affiliates from dealing, or otherwise engaging in business, with Persons transacting business with the Company. Neither the Company nor any Stockholder shall have any rights or obligations by virtue of this Agreement or the Acquisition, in or to any independent venture of DBCP, Behrman, Gryphon or any of their respective Affiliates, or the income or profits or losses or distributions derived therefrom, and such ventures shall not be deemed wrongful or improper even if competitive with the business of the Company.


                                      * * *

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                             KINETICS HOLDINGS CORPORATION



                                             By: /s/ John R. Ferron
                                                 ------------------------------
                                                 Name:  John R. Ferron
                                                 Title: CFO





                     [Stockholders Agreement signature page]

                                             DB CAPITAL INVESTORS, L.P.


                                             By: DB Capital Partners, L.P.,
                                                 its general partner

                                             By: DB Capital Partners, Inc.,
                                                 its general partner


                                             By: /s/ Frank L. Schiff
                                                 ------------------------------
                                                 Name:
                                                 Title:





                     [Stockholders Agreement signature page]

                                             BEHRMAN CAPITAL III L.P.

                                             By:  Behrman Brothers III LLC,
                                                  its general partner


                                             By: /s/ Grant Behrman
                                                 ------------------------------
                                                 Name: Grant Behrman
                                                 Title: Managing Partner







                     [Stockholders Agreement signature page]

                                             UNITED STATES FILTER CORPORATION



                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:






                     [Stockholders Agreement signature page]

                                       J. H. WHITNEY MEZZANINE FUND, L.P.


                                       By: Whitney GP, LLC,
                                           its general partner


                                       By: /s/ Joseph D. Carribino
                                          -------------------------------------
                                          Name:
                                          Title:


                                       J. H. WHITNEY MARKET VALUE FUND, L.P.


                                       By: Whitney Market Value GP, LLC,
                                           its general partner


                                       By: /s/ Joseph D. Carribino
                                          -------------------------------------
                                          Name:
                                          Title:


                                       J. H. WHITNEY IV, L.P.


                                       By: Whitney Equity Partners, LLC,
                                           its general partner


                                       By: /s/ Joseph D. Carribino
                                          -------------------------------------
                                          Name:
                                          Title:





                     [Stockholders Agreement signature page]

                                       THE NORTHWESTERN MUTUAL LIFE
                                       INSURANCE COMPANY


                                       By: /s/ David A. Barras
                                          -------------------------------------
                                          Name: David A. Barras
                                          Title: Its Authorized Representative






                     [Stockholders Agreement signature page]

                                       ALBION ALLIANCE MEZZANINE FUND, L.P.


                                       By: Albion Alliance LLC,
                                           its general partner



                                       By: /s/ James R. Wilson
                                          -------------------------------------
                                          Name: James R. Wilson
                                          Title: Senior Vice President


                                       ALBION ALLIANCE MEZZANINE FUND II, L.P.


                                       By: AA MEZZ II GP, LLC,
                                           its general partner


                                       By: Albion Alliance, LLC, its sole member


                                       By: /s/ James R. Wilson
                                          -------------------------------------
                                          Name: James R. Wilson
                                          Title: Senior Vice President








                     [Stockholders Agreement signature page]

                                       GOLDENTREE HIGH YIELD
                                         OPPORTUNITIES I, L.P.


                                       By: /s/ Tom Shandell
                                          -------------------------------------
                                          Name:
                                          Title:



                                       GOLDENTREE HIGH YIELD PARTNERS, L.P.



                                       By: /s/ Tom Shandell
                                          -------------------------------------
                                          Name:
                                          Title:



                                       DEUTSCHE BANK SHARPS PIXLEY INC.


                                       By: /s/ Tom Shandell
                                          -------------------------------------
                                          Name:
                                          Title:



                                       By: /s/ Tom Shandell
                                          -------------------------------------
                                          Name:
                                          Title:





                     [Stockholders Agreement signature page]

                                     STATE TREASURER OF THE STATE OF MICHIGAN,
                                     CUSTODIAN OF THE MICHIGAN PUBLIC SCHOOLS
                                     EMPLOYEES' RETIREMENT SYSTEM, STATE
                                     EMPLOYEES' RETIREMENT SYSTEM AND MICHIGAN
                                     STATE POLICE RETIREMENT SYSTEM



                                     By:  /s/ David C. Turner
                                        -------------------------------------
                                        Name:  David C. Turner, Administrator
                                        Title: Alternative Instruments Division





                     [Stockholders Agreement signature page]

                                       CENTURY PARK CAPITAL PARTNERS, L.P.


                                       By: /s/ Charles Roellig
                                          -------------------------------------
                                          Name:  Charles Roellig
                                          Title: Partner







                     [Stockholders Agreement signature page]

                                       ----------------------------------------
                                       ELLISON C. GRAYSON








                    [Stockholders Agreement signature page]

                                       GRYPHON PARTNERS II, L.P.


                                       By:  /s/ Jeffrey Ott
                                          -------------------------------------
                                          Name: Jeffrey Ott
                                          Title: Partner



                                       GRYPHON PARTNERS II-A, L.P.



                                       By: /s/ Jeffrey Ott
                                          -------------------------------------
                                          Name: Jeffrey Ott
                                          Title: Partner









                     [Stockholders Agreement signature page]

                                       TEACHERS INSURANCE AND ANNUITY
                                         ASSOCIATION OF AMERICA



                                       By: /s/ Holly Holtz
                                          -------------------------------------
                                          Name:  Holly Holtz
                                          Title: Director






                     [Stockholders Agreement signature page]

                                       INTERVIVOS TRUST DATED 10/76 JERRY AND
                                       NANCIE L. CROWLEY UA 1976


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title: Trustee







                     [Stockholders Agreement signature page]

                                       1999 MILAN MANDARIC REVOCABLE TRUST



                                       By: /s/ Milan Mandaric
                                          -------------------------------------
                                          Name:  Milan Mandaric
                                          Title: Trustee





                     [Stockholders Agreement signature page]

                                       /s/ David Shimmon
                                       ----------------------------------------
                                       DAVID SHIMMON






                     [Stockholders Agreement signature page]

                                       MAGNOLIA TREE, LLC



                                       By: /s/ David Shimmon
                                          -------------------------------------
                                          Name:
                                          Title:








                     [Stockholders Agreement signature page]

                                   Schedule I

                              SENIOR WARRANTHOLDERS



Warrantholder                                             Notice Address
-------------                                             --------------
J. H. Whitney Mezzanine Fund, L.P.                        177 Broad Street
                                                          Stamford, CT  06901
                                                          Attn: Daniel J. O'Brien
                                                                David A. Scherl, Esq.
                                                          Fax:  (203) 973-1522

J. H. Whitney Market Value Fund, L.P.                     177 Broad Street
                                                          Stamford, CT  06901
                                                          Attn: Daniel J. O'Brien
                                                                David A. Scherl, Esq.
                                                          Fax:  (203) 973-1522

J.H. Whitney IV, L.P.                                     177 Broad Street
                                                          Stamford, CT  06901
                                                          Attn: Daniel J. O'Brien
                                                                David A. Scherl, Esq.
                                                          Fax:  (203) 973-1522

The Northwestern Mutual Life Insurance Company            720 East Wisconsin Avenue
                                                          Milwaukee, WI  53202
                                                          Attn:  Securities Department
                                                          Fax:  (414) 665-7124

Albion Alliance Mezzanine Fund, L.P.                      1345 Avenue of the Americas
                                                          37th Floor
                                                          New York, NY  10105
                                                          Attn:  Mark Arnold
                                                          Fax:  (212) 969-6659

Albion Alliance Mezzanine Fund II, L.P.                   1345 Avenue of the Americas
                                                          37th Floor
                                                          New York, NY  10105
                                                          Attn:  Mark Arnold
                                                          Fax:  (212) 969-6659

Goldentree High Yield Opportunities I, L.P.               300 Park Avenue
                                                          25th Floor
                                                          New York, NY 10022
                                                          Attn:  Michael Barfoot

Goldentree High Yield Partners, L.P.                      300 Park Avenue
                                                          25th Floor
                                                          New York, NY 10022
                                                          Attn:  Michael Barfoot

Deutsche Bank Sharps Pixley Inc.                          300 Park Avenue
                                                          25th Floor
                                                          New York, NY 10022
                                                          Attn:  Michael Barfoot

                                   Schedule II

                            OTHER FINANCIAL INVESTORS



Stockholder                                               Notice Address
-----------                                               --------------
State Treasurer of the State of                           U.S. Mail:
Michigan, custodian of the Michigan                       Treasury Building
Public Schools Employees' Retirement                      P.O. Box 15128
System, State Employees' Retirement                       Lansing, MI 48901
System and Michigan State Police                          Attn:  Thomas L. Hufnagel
Retirement System                                         Fax:  (517) 335-3668

                                                          Overnight Mail:
                                                          2501 Coolidge Road
                                                          Suite 400
                                                          East Lansing, MI 48823

Century Park Capital Partners, L.P.                       1930 Century Park West
                                                          Los Angeles, CA 90067
                                                          Attn: Martin Jelenko
                                                          Fax:  (310) 712-6585

E.C. Grayson                                              c/o Paine Webber
                                                          555 California Street
                                                          Suite 3200
                                                          San Francisco, CA 94104
                                                          Attn:  E.C. Grayson
                                                          Fax:  (415) 576-3872

                                  Schedule III

                                 2001 INVESTORS

Stockholder                                               Notice Address
-----------                                               --------------
Gryphon Partners II, L.P.                                 c/o Gryphon Investors
                                                          One Embarcadero Center
                                                          Suite 2750
                                                          San Francisco, CA 94111
                                                          Attn: Jeff L. Ott
                                                          Fax: 415-217-7447

Teachers Insurance and Annuity Association of America     TIAA-CREF
                                                          730 Third Avenue
                                                          New York, New York  10017
                                                          Attn: Holly Holtz
                                                          Fax: 212-907-2454

DB Capital Investors, L.P.                                DB Capital Investors, L.P.
                                                          c/o DB Capital Partners
                                                          31 West 52nd Street - 26th Floor
                                                          New York, NY 10019
                                                          Attention:  Frank Schiff
                                                          Facsimile:  (646) 324-7843

Behrman Capital III L.P.                                  Behrman Capital III, L.P.
                                                          c/o Behrman Capital
                                                          Four Embarcadero Center, Suite 3640
                                                          San Francisco, CA  94111
                                                          Attention:  William Matthes
                                                          Facsimile:  (415) 434-7310

Century Park Capital Partners, L.P.                       1930 Century Park West
                                                          Los Angeles, CA 90067
                                                          Attn: Martin Jelenko
                                                          Fax:  (310) 712-6585

The Northwestern Mutual Life Insurance                    Beth M. Berger
                                                          Assistant General Counsel
                                                          The Northwestern Mutual Life Insurance Company
                                                          720 East Wisconsin Avenue
                                                          Milwaukee, WI  53202
                                                          Attn: Beth Berger
                                                          fax: 414-625-4311

                                   Schedule IV

                             MANAGEMENT SHAREHOLDERS



Name                                                      Notice Address
----                                                      --------------
Eberhard Bader                                            Eschau Faeth GMBH
                                                          Eschau-Hobbach
                                                          Germany D-6963

Robert Bader                                              Seven Penn Center, Suite 1500
                                                          Philadelphia, PA 19103

Shimon Bart                                               Kirat Nordau Indistrial Zon
                                                          P.O. Box 308
                                                          Netanya, Israel 42102

Michael Cables                                            2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Joseph Cestari                                            200-C Parker Drive, Suite 600
                                                          Austin, TX 78728

Anthony Contino                                           Seven Penn Center, Suite 1500
                                                          Philadelphia, PA 19103

Mel Decarli                                               5661 Revelwood Loop
                                                          Winter Park, FL 32792

James Dougherty                                           Seven Penn Center, Suite 1500
                                                          Philadelphia, PA 19103

Russ Douglass                                             1320 West Auto Drive
                                                          Tempe, AZ 85284

John Ferron                                               2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Joseph Foster                                             1463 Centre Pointe Drive
                                                          Milpitas, CA 95035

Julien Frost                                              4226 Surles Court #500
                                                          Durham, NC 27703

Kurt Gilson                                               2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Name                                                      Notice Address
----                                                      --------------
Michael Ray Gonzalez                                      1667 N. Priest Drive
                                                          Tempe, AZ 85281

John Goodman                                              2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

The James and Roberta Hawthorne Family Trust              620 Price Avenue
dtd Aug. 31, 1999                                         Redwood City, CA 94063

Mark Hutson                                               200-C Parker Drive, Suite 600
                                                          Austin, TX 78728

Daniel Jackson                                            2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Frank Knoll                                               Seven Penn Center, Suite 1500
                                                          Philadelphia, PA 19103

Tony La Rosa                                              2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

John Lamirande                                            22600 Savi Ranch Parkway
                                                          Yorba Linda, CA 92887

John Thomas Land                                          1960 W. Northwest Hwy
                                                          Dallas, TX 75220

Michael Lynch                                             1335 Stanford, Suite 400
                                                          Emeryville, CA 94608

Ian MacLaren                                              2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Jim Madrid                                                7 Marconi Drive
                                                          Irvine, CA 92618

Steve Mankus                                              200-C Parker Drive, Suite 600
                                                          Austin, TX 78728

Richard Markle                                            2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Name                                                      Notice Address
----                                                      --------------
Patrick Minnihan                                          2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Ed O'Kelly                                                26055 SW Canyon Creek Road
                                                          Wilsonville, OR 97070

Albert Ooi                                                1463 Centre Pointe Drive
                                                          Milpitas, CA 95035

Ray Pfeifer                                               2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Robert Pragada                                            2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Judy L. Rodgers and Lee J. Rodgers, JT TEN                2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Rodgers Family Trust u/t/a 2/10/1988                      1667 N. Priest Drive
                                                          Tempe, AZ 85281

Daniel Rubin                                              2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Brad Sander                                               200-C Parker Drive, Suite 600
                                                          Austin, TX 78728

Dillon Sanders                                            26055 SW Canyon Creek Road
                                                          Wilsonville, OR 97070

Kurt Seger                                                13951 North Scottsdale Rd. #215
                                                          Scottsdale, AZ 85254

David Shimmon                                             2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Paul Seppanen                                             1320 West Auto Drive
                                                          Tempe, AZ 85284

Mark Shustock                                             2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Name                                                      Notice Address
----                                                      --------------
Richard Smoke                                             26055 SW Canyon Creek Road
                                                          Wilsonville, OR 97070

Billy Wayne Stephens                                      1335 Stanford, Suite 400
                                                          Emeryville, CA 94608

Mark Thomas                                               1463 Centre Pointe Drive
                                                          Milpitas, CA 95035

Michael Thomas                                            200-C Parker Drive, Suite 600
                                                          Austin, TX 78728

Paul Thomas                                               2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

Taylor N. Thompson, Jr.                                   194 West Chestnut Street
                                                          Kingston, NY 12401

Bill Wright                                               2805 Mission College Blvd.
                                                          Santa Clara, CA 95054

John Yale                                                 1667 N. Priest Drive
                                                          Tempe, AZ 85281

Magnolia Tree, LLC                                        2805 Mission College Blvd.
                                                          Santa Clara, CA 95054
                                                          Attention: David Shimmon

                                   Schedule V

                     EQUITY SECURITIES HELD BY STOCKHOLDERS


                                                                          Shares of            Warrants to
                                                     Shares of             Series A             Purchase
                                                   Common Stock         Preferred Stock        Common Stock              Notes
                                                   ------------         ---------------        ------------            ---------
DB Capital Investors, L.P.                          41,775,086             3,128,044

Behrman Capital III L.P.                            25,000,000             1,777,173

United States Filter Corporation                                                                 4,737,308             8,333,333

J. H. Whitney Mezzanine Fund, L.P.                                                               1,187,461

J. H. Whitney Market Value Fund, L.P.                                                              237,492

J. H. Whitney IV, L.P.                               1,000,000

The Northwestern Mutual Life Insurance
Company                                                999,999               392,199               949,979

Albion Alliance Mezzanine Fund, L.P.                   159,999                                     227,992

Albion Alliance Mezzanine Fund II, L.P.                340,001                                     484,485

Deutsche Bank Securities Inc.                                0                                           0

State Treasurer of the State of Michigan,
custodian of the Michigan Public Schools
Employees' Retirement System, State Employees'
Retirement System and Michigan State Police
Retirement System                                    6,666,667

Century Park Capital Partners, L.P.                  1,666,667             1,582,278

Ellison C. Grayson                                      33,333

Gryphon Partners II, L.P.                                                  8,869,785

Gryphon Partners II-A, L.P.                                                  623,886

Teachers Insurance and Annuity
Association of America                                                     3,333,333

Intervivos Trust Dated 10/76 Jerry and
Nancie L. Crowley UA 1976                               83,333

1999 Milan Mandaric Revocable Trust                  5,000,000

David Shimmon                                        2,666,666

Goldentree High Yield Opportunities I, L.P.            126,668                                     180,495

                                                                          Shares of            Warrants to
                                                     Shares of             Series A             Purchase
                                                   Common Stock         Preferred Stock        Common Stock              Notes
                                                   ------------         ---------------        ------------            ---------
Goldentree High Yield Partners, L.P.                    25,000                                      35,623

Deutsche Bank Sharps Pixley Inc.                        15,000                                      21,374

Eberhard Bader                                          83,330

Robert Bader                                            16,660

Shimon Bart                                             83,330

Michael Cables                                          16,660

Joseph Cestari                                          50,000

Anthony Contino                                         33,330

Mel Decarli                                             25,000

James Dougherty                                         16,660

Russ Douglass                                           16,660

John Ferron                                             80,000

Joseph Foster                                           83,330

Julien Frost                                            33,330

Kurt Gilson                                            166,660

Michael Ray Gonzalez                                    16,660

John Goodman                                           116,660

The James and Roberta Hawthorne Family Trust
dtd Aug. 31, 1999                                    1,659,070

Mark Hutson                                             16,660

Daniel Jackson                                         166,660

Frank Knoll                                            166,660

Tony La Rosa                                            33,330

John Lamirande                                          16,660

John Thomas Land                                        16,660

Michael Lynch                                           16,660

Ian MacLaren                                            33,330

Jim Madrid                                              25,000

Steve Mankus                                            50,000

Richard Markle                                          33,330

Patrick Minnihan                                        16,660

Ed O'Kelly                                              33,330

Albert Ooi                                             116,660

                                                                          Shares of            Warrants to
                                                     Shares of             Series A             Purchase
                                                   Common Stock         Preferred Stock        Common Stock              Notes
                                                   ------------         ---------------        ------------            ---------
Ray Pfeifer                                             60,000

Robert Pragada                                          83,330

Judy L. Rodgers and Lee J. Rodgers, as JT TEN           16,660

Rodgers Family Trust u/t/a 2/10/1988                    83,330

Daniel Rubin                                           166,660

Brad Sander                                             16,660

Dillon Sanders                                          16,660

Kurt Seger                                                   0

Paul Seppanen                                           66,660

Mark Shustock                                           53,330

Richard Smoke                                           33,330

Billy Stephens                                          16,660

Mark Thomas                                             83,330

Michael Thomas                                          16,660

Paul Thomas                                             16,660

Taylor N. Thompson, Jr                                  33,330

Bill Wright                                             60,000

John Yale                                               66,660

Magnolia Tree, LLC                                   3,977,229